                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only(as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                GTE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                                      [GTE LOGO]

                                                      GTE CORPORATION
                                                      One Stamford Forum
                                                      Stamford, Connecticut
                                                      06904
                                                      Telephone: 203-965-2000

CHARLES R. LEE
Chairman and Chief Executive Officer                  March 3, 1998

To Our Shareholders:

     On behalf of the Board of Directors, I cordially invite you to attend the 1998 Annual Meeting of Shareholders of GTE Corporation. The Annual Meeting will be held on Wednesday, April 15, 1998, in the Wisteria Room of the Italian Center, 1620 Newfield Avenue, Stamford, Connecticut. The Annual Meeting will begin at 2:00 P.M. and end no later than 4:00 P.M., Local Time. The formal Notice of Annual Meeting appears on the next page.

     The attached Proxy Statement describes the matters that we expect to act upon at the Annual Meeting. Those of you who attend the Annual Meeting in person will also have the opportunity to ask questions of broad interest to GTE's shareholders. You will need an admission ticket if you plan to attend the Annual Meeting. More specific information about obtaining your admission ticket can be found in the Notice of Annual Meeting and on page 29. Directions to the Annual Meeting are printed on the back cover and on the admission ticket.

     It is important that your views be represented whether or not you are able to be present at the Annual Meeting. The Board of Directors recommends that shareholders vote FOR Items 1 and 2, and AGAINST Item 3.

     We are gratified by your continued interest in GTE and pleased that in the past so many of you have voted your shares either in person or by proxy. We hope that you will continue to do so and urge you to vote your shares as soon as possible.

                                          Sincerely,

                                          /s/ Charles R. Lee

[GTE LOGO]

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
APRIL 15, 1998

                                                           Stamford, Connecticut
                                                                   March 3, 1998

     The Annual Meeting of Shareholders of GTE Corporation will be held in the Wisteria Room of the Italian Center, 1620 Newfield Avenue, Stamford, Connecticut, on Wednesday, April 15, 1998, at 2:00 P.M., Local Time, for the following purposes:

        1. To elect one Class II director and four Class III directors to the Board of Directors;

        2. To ratify the appointment of auditors;

        3. To consider and act upon the shareholder proposal described in the accompanying Proxy Statement which seeks to establish a policy of reporting on GTE's foreign military sales; and

        4. To act upon any other matters properly coming before the Annual Meeting and any adjournment thereof.

     Only shareholders of record at the close of business on February 24, 1998 will be entitled to vote at the Annual Meeting.

     This year GTE is pleased to offer shareholders the choice of voting their shares either by returning their proxy card by mail, voting their proxy by telephone or voting their proxy on the internet. Instructions for voting are printed on the enclosed proxy card.

     You will need a ticket if you plan to attend the Annual Meeting. If your shares are registered in your name and not in the name of a bank, broker or other third party, an admission ticket is attached to your proxy card. Please detach and save the ticket. You will need to present it in order to be admitted to the Annual Meeting. Also, to help us in finalizing arrangements, please indicate when voting whether you plan to attend the Annual Meeting.

     If your shares are not registered in your own name, please advise the shareholder of record (your bank, broker or other institution holding your shares) that you wish to attend the Annual Meeting. That firm must provide you with documentation showing that you owned your GTE shares as of the record date, February 24, 1998. You must bring that documentation to the Annual Meeting in order to attend.

                                          By order of the Board of Directors,

                                          MARIANNE DROST
                                             Secretary

     PLEASE VOTE YOUR SHARES PROMPTLY. INSTRUCTIONS FOR VOTING ARE PRINTED ON THE ENCLOSED PROXY CARD.

                                   [GTE LOGO]

                ONE STAMFORD FORUM, STAMFORD, CONNECTICUT 06904

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 15, 1998

     GTE Corporation ("GTE" or the "Corporation") is sending this Proxy Statement to its shareholders in connection with GTE's Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will start at 2:00 P.M. and end no later than 4:00 P.M., Local Time, on Wednesday, April 15, 1998. The Annual Meeting will be held in the Wisteria Room of the Italian Center, 1620 Newfield Avenue, Stamford, Connecticut. The board of directors of GTE (the "Board of Directors" or the "Board") is soliciting proxies to be voted at the Annual Meeting and at any adjournment of the Annual Meeting.

     GTE began mailing this Proxy Statement and Notice of Annual Meeting, the proxy card and GTE's Annual Report to shareholders on March 3, 1998.

RECORD DATE

     Only shareholders of record at the close of business on February 24, 1998 are entitled to vote in person or by proxy at the Annual Meeting.

PROXY PROCEDURE

     The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting. When a shareholder delivers a valid proxy, the shares represented by that proxy will be voted in accordance with the shareholder's instructions. To be valid, a returned proxy card must be signed and dated. Alternatively, if you vote by telephone or through the internet and follow the instructions, you will also deliver a valid proxy. If a shareholder attends the Annual Meeting, he or she may vote by ballot.

     If the registered owner of shares does not deliver a valid proxy or does not attend the Annual Meeting and vote in person, his or her shares will not be voted.

     If a shareholder returns a signed proxy card but does not mark the boxes indicating how the shares are to be voted, the shares represented by that proxy card will be voted as recommended by the Board of Directors.

     A valid proxy also gives the individuals named as proxies discretionary authority to vote the shares represented on any other matter that is properly presented for action at the Annual Meeting. A shareholder may revoke his or her proxy at any time before it is voted by: (i) giving notice in writing to the Secretary of GTE (the "Secretary"); (ii) granting a subsequent proxy; or (iii) appearing in person and voting at the Annual Meeting.

     If a shareholder participates in the GTE Shareholder Systematic Investment Plan (the "SSIP"), his or her proxy card represents both the number of shares registered in that shareholder's name and the number of full shares credited to his or her SSIP account.

     If an employee shareholder participates in the GTE Savings Plan or the GTE Hourly Savings Plan (collectively, the "Savings Plans") and also holds additional shares of the Corporation's common stock ("GTE Common Stock") outside of the Savings Plans, he or she will receive one proxy card representing all holdings registered in a similar manner. Accordingly, the proxy also will provide instructions to the trustee of the Savings Plans for voting the shares held in those plans. If

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

their accounts are not registered in a similar manner, shareholders will receive a separate proxy card for their individual and plan holdings. The trustee of the Savings Plans votes shares of the Savings Plans for which no instructions are received in the same proportion as shares for which the trustee has received voting instructions.

COST OF SOLICITATION

     GTE is responsible for the cost of soliciting proxies. Proxies may be solicited by directors, officers or regular employees of GTE in person or by telephone, or by other means. In addition, GTE has retained D.F. King & Co., Inc., New York, New York, to assist in the solicitation of proxies, and it is estimated their fee will not exceed $30,000. GTE also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in accordance with the regulations of the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange, Inc. (the "NYSE") concerning the sending of proxies and proxy material to the beneficial owners of stock.

VOTING

  Shares Outstanding

     As of January 31, 1998, the outstanding voting stock of GTE consisted of 958,922,671 shares of GTE Common Stock. Each share of GTE Common Stock is entitled to one vote.

  Confidentiality

     It is GTE's policy that all proxies, ballots and tabulations that identify the vote of individual shareholders are kept confidential. These items are not seen by nor reported to the Corporation, except as necessary to meet legal requirements, in a contested proxy solicitation or where shareholders submit comments with their proxy.

  Vote Required

     In order to be elected, each nominee for director must receive a plurality of the votes cast by the holders of the outstanding GTE Common Stock entitled to vote at the Annual Meeting. The proposal to ratify the appointment of auditors must receive an affirmative majority of the votes cast. An affirmative majority of the votes cast is required to approve the shareholder proposal. Abstentions and broker non-votes are not counted in determining the number of shares voted for or against any nominee for director or any proposal. Abstentions are counted toward determining whether a quorum has been obtained. However, shares represented by broker non-votes are not considered present at the meeting and, accordingly, are not counted towards quorum.

PROXY STATEMENT PROPOSALS

     At the Annual Meeting each year, the Board of Directors submits to shareholders its nominees for election as directors. The shareholders also vote to ratify or reject the auditors selected by the Audit Committee and approved by the Board of Directors. In addition, the Board of Directors may submit other matters to the shareholders for action at the Annual Meeting.

     Shareholders of GTE also may submit proposals for inclusion in the proxy material. These proposals must meet the shareholder eligibility and other requirements of the SEC. In order to be included in GTE's 1999 proxy material, a shareholder's proposal must be received no later than November 3, 1998 at GTE's Corporate Headquarters, One Stamford Forum, Stamford, Connecticut 06904,
Attention: Secretary.

     In addition, GTE's By-Laws (the "By-Laws") provide that in order for business to be brought before the Annual Meeting, a shareholder must deliver written notice to the Secretary not less than 30 nor more than 60 days prior to the date of the Annual Meeting. For any annual meeting of shareholders after the Annual Meeting, this notice must be delivered not less than 90 nor more than 120 days prior to the date of such meeting. The notice must state the shareholder's name, address and number of shares of GTE Common Stock held, and briefly describe the business to be brought

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

before the Annual Meeting, the reasons for conducting such business at the Annual Meeting and any material interest of the shareholder in the proposal.

     The By-Laws also provide that if a shareholder intends to nominate a candidate for election as a director, the shareholder must deliver written notice of his or her intention to the Secretary. The notice must be delivered not less than 30 nor more than 60 days before the date of a meeting of shareholders. For any meeting of shareholders after the Annual Meeting, this notice must be delivered not less than 90 nor more than 120 days prior to the date of such meeting. The notice must contain the following information: the name and address of and number of shares of GTE Common Stock owned by the shareholder (and that of any other shareholders known to be supporting said nominee) and the nominee for election as a director; the age of the nominee; the nominee's business address and experience during the past five years; any other directorships held by the nominee; the nominee's involvement in certain legal proceedings during the past five years; and such other information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee. In addition, the notice must include the nominee's consent to serve as a director of GTE if elected.

BOARD OF DIRECTORS

     The Board of Directors manages the business of GTE. It establishes the overall policies and standards for GTE and reviews the performance of management. The directors are kept informed of GTE's operations at meetings of the Board and committees of the Board (the "Board Committees") and through reports and analyses and discussions with management.

     The Board of Directors meets on a regularly scheduled basis and, during 1997, met on twelve occasions. In addition, significant communications between the directors and the Corporation occur apart from regularly scheduled meetings of the Board and the Board Committees. Accordingly, management does not regard attendance at meetings to be the primary criterion in evaluating the contributions a director makes to GTE. For the Board of Directors as a whole, average attendance at meetings of the Board and the Board Committees (the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all Board Committees on which each director served) during 1997 was 96.7%. During 1997, none of the incumbent directors attended less than 75% of the aggregate of the total number of Board meetings and the total number of meetings of all Board Committees on which he or she served.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has established six standing Board Committees and has assigned certain responsibilities to each of those Board Committees.

  Audit Committee

     The Audit Committee had five meetings in 1997. The Audit Committee recommends the appointment of independent public accountants for GTE, reviews the scope of audits proposed by the independent public accountants, reviews internal audit reports on various aspects of corporate operations and periodically consults with the independent public accountants on matters relating to internal financial controls and procedures.

  Executive Compensation and Organizational Structure Committee

     The Executive Compensation and Organizational Structure Committee (the "Committee") had ten meetings during 1997. The functions of the Committee include the review and approval of compensation of employees above a certain salary level, the review of management recommendations relating to executive incentive compensation plans, the administration of GTE's executive incentive compensation plans, the review of and recommendations concerning directors' compensation, and consultation on senior executive continuity and matters of organizational structure.

  Nominating Committee

     The Nominating Committee had four meetings during 1997. The functions of this Board Committee include the consideration of the size and composition of the Board, review and recommendation of individuals for election as directors or officers of GTE, review of criteria for selecting directors, evaluation of directors, as appropriate, and consideration of policies and practices with respect to the functioning of the Board. In carrying out its responsibilities for recommending candidates to fill vacancies on the Board and in recommending a slate of directors for election by the shareholders at the Annual Meeting, this Board Committee will consider candidates suggested by other directors, employees and shareholders. Suggestions for candidates, accompanied by biographical material for evaluation, may be sent to the Secretary at GTE's Corporate Headquarters. Individuals suggested as candidates should have high level management experience in a large, relatively complex organization or have experience dealing with complex problems. A candidate also must indicate a willingness to attend scheduled meetings of the Board and the Board Committees.

  Pension Trust Coordinating Committee

     The Pension Trust Coordinating Committee is responsible for reviewing the performance of the portfolios of and investment advisors to GTE's pension plans, approving overall investment policy relating to the assets of the pension plans and monitoring the actuarial soundness of those plans. This Board Committee had one meeting during 1997.

  Public Policy Committee

     The Public Policy Committee, which had one meeting during 1997, reviews the policies and practices of GTE as to corporate contributions, employee safety and health and other matters and assumes such other duties as the Board may from time to time delegate.

  Strategic Issues, Planning and Technology Committee

     The Strategic Issues, Planning and Technology Committee is responsible for reviewing the long-term strategic objectives and goals of the Corporation and the external and internal issues related to those goals and to technology. This Board Committee had three meetings during 1997.

DIRECTORS' COMPENSATION

  Annual Compensation

     During 1997, each non-employee director participated in a new compensation program that has both equity-based and cash-based components. The program is designed to ensure that a significant portion of a non-employee director's compensation is equity-based and, therefore, highly dependent on the long-term performance of GTE Common Stock, aligning the interests of GTE's non-employee directors and its shareholders. Non-employee directors are those directors who are not employees of GTE or its related companies. Directors who are also employees of GTE are not paid any fees or other remuneration, as such, for service on the Board or any of the Board Committees.

     With respect to the equity-based component, during 1997 the Board granted each non-employee director 1,000 hypothetical shares of GTE Common Stock ("Deferred Stock Units") under the Deferred Stock Unit Plan for Non-Employee Members of the Board of Directors of GTE Corporation (the "Deferred Stock Unit Plan"). The Deferred Stock Unit Plan permits participating non-employee directors to elect to receive distributions in shares of GTE Common Stock, as well as cash, and to commence payments as soon as the non-employee director ceases to be an officer or director of GTE. There are no voting rights attached to Deferred Stock Units.

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

     The Deferred Stock Units are held in a hypothetical account for the non-employee director. Deferred Stock Units increase or decrease in value based on the market value of an equivalent number of shares of GTE Common Stock. Each time a dividend is paid on GTE Common Stock, an equivalent amount is converted to Deferred Stock Units and credited to the non-employee director's individual account based on the number of Deferred Stock Units held as of the dividend date. These awards are not payable until the non-employee director terminates service as a director or officer of GTE.

     With respect to the cash-based component, each non-employee director received an annual retainer in the amount of $60,000, and any non-employee director who chaired a Board Committee received an additional annual retainer of $2,500. No other meeting or retainer fees were paid.

  Deferred Compensation

     Under the Deferred Compensation Plan for Non-Employee Members of the Board of Directors of GTE Corporation (the "Deferred Compensation Plan"), any non-employee director may elect annually to defer all or any part of the cash portion of his or her director's compensation and receive future payments, in one or more installments. Amounts deferred under the Deferred Compensation Plan are held in Deferred Stock Units or in a hypothetical interest-bearing cash deferral account (a "Cash Account"), or in a combination thereof, at the election of the non-employee director. The number of Deferred Stock Units will be calculated by dividing the amount deferred for a calendar quarter by the average closing price of GTE Common Stock, as reported on the composite tape of NYSE issues, for the most recent 20 business-day period ending on or before the last day of such quarter. Deferred Stock Units increase or decrease in value based on the value of an equivalent number of shares of GTE Common Stock. Each time a dividend is paid on GTE Common Stock, an equivalent amount is converted into Deferred Stock Units and credited to the non-employee director's account based on the number of Deferred Stock Units held as of the dividend date.

     Payments of amounts deferred and held in Deferred Stock Units under the Deferred Compensation Plan may be made in cash or shares of GTE Common Stock, at the election of the non-employee director, beginning after the non-employee director's service as an officer or director of GTE ends. Payments of amounts deferred under the Deferred Compensation Plan and held in a Cash Account shall be made in cash and, at the election of the non-employee director, may begin before or after his or her service as an officer or director ends. After a non-employee director completes his or her Board service, the non-employee director may also elect to invest the balance of his or her Deferred Compensation Plan account in a variety of investment options.

CHARITABLE AWARDS PROGRAM

     Non-employee directors and designated senior executives of GTE, including the individuals named in the Summary Compensation Table on page 12, participate in a charitable awards program. Under this program, the Corporation will donate an aggregate of $1 million to up to four tax-exempt educational institutions or public charities designated by the participant. The donations will be made in five equal annual installments after a participant's death. Generally, the donations will be made only if: (1) the participant dies while a director or a designated senior officer; or (2) the participant was either (a) a director who separated from service with GTE after completing five or more years of service as a director, or (b) a designated senior officer who separated from service after attaining age 65 and completing five or more years of service as an employee of GTE and who was not involuntarily separated from service for cause; or (3) a change in control occurs while the participant is a director or designated senior executive of GTE. The program is financed through the purchase of life insurance by GTE. Participants derive no financial benefit from this program since all charitable deductions accrue solely to GTE.

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

EXECUTIVE COMPENSATION

                    EXECUTIVE COMPENSATION COMMITTEE REPORT

     As members of the Executive Compensation and Organizational Structure Committee (the "Committee"), we review and approve annual salary range adjustments for GTE's executive employee group and administer GTE's executive short-term and long-term incentive plans, including approving grant and payout targets and awards under those plans. The Committee also evaluates the performance of senior management, including the Chief Executive Officer, and reviews and approves changes to the base salaries of senior management of GTE and its related companies. The Committee annually reports to the Board on its activities.

  Compensation Philosophy

     The Committee is responsible for GTE's executive compensation philosophy and policies, which form the basis for the Committee's decisions. GTE's executive compensation philosophy relates the level of compensation to GTE's success in meeting its annual and long-term performance goals and achieving long-term returns for shareholders, rewards individual achievement, and seeks to attract and retain executives of the highest caliber. GTE's philosophy is to pay average compensation (including base, bonus and long-term incentives) for average results and above-average compensation for outstanding results. GTE benchmarks its compensation (including base salary and incentive pay) by comparing its practices with those of the other companies in its comparator group. The Corporation's comparator group for benchmarking competitiveness includes other major companies, both in telecommunications and general industry. The companies used as comparators have a reputation for excellence and are comparable to GTE in terms of such quantitative measures as revenues, net income, assets and market value and are viewed as direct competitors for executive talent in the overall labor market. Compensation data for the comparator companies are obtained from benchmarking surveys conducted by nationally recognized independent compensation consultants. These surveys also encompass companies not included in the peer group performance comparison shown in the Performance Graph on page 16. In reviewing the survey data, GTE takes into account how its compensation policies and overall performance compare to similar indices for the comparator group.

     GTE has compared its ratio of base salary to total executive compensation to the practices of the comparator companies. Under GTE's compensation philosophy, base salary is intended to represent less than 40% of top executive compensation. The remaining compensation is paid under incentive plans. Payments under these incentive plans are based upon the achievement of annual and long-term performance goals and, accordingly, are "at risk".

     1997 was the most pivotal year in GTE's history given recent changes in the telecommunications industry. GTE aggressively moved forward in all existing markets, acquired BBN Corporation, purchased a fiber-based network from Qwest Communications Corporation and formed an alliance with Cisco Systems, Inc. The Corporation demonstrated its commitment to long-term growth and its willingness to make bold moves to achieve its vision. GTE now holds significant positions in every key area of the telecommunications market and offers one of the broadest range of advanced telecommunications products. The Company's growth strategy has required the Committee to balance the consideration of short- and long-term results in determining the types and levels of executive compensation associated with 1997 performance.

  Executive Compensation

     Based on GTE's stated compensation philosophy, the Committee compares GTE's compensation to that of its comparator group and, if advisable, approves adjustments in salary ranges and incentive opportunity values for executives. In determining whether to adjust an executive's base salary, including the salary of the Chief Executive Officer, the Committee takes into account the
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

executive's performance, the performance of the operations directed by that executive, and the position of the executive's compensation in relation to the established salary range for that position. In evaluating whether an executive's total compensation package (base salary plus incentive compensation) should be adjusted, the Committee also takes into account changes in the executive's responsibilities and GTE's compensation philosophy.

     During 1997, the Committee reviewed the current position of GTE's targeted base salary and the annual and long-term performance-based compensation components and compared similar factors for the comparator group. Based on this review, the Committee determined that it was advisable to adjust GTE's targeted base salary and annual performance-based compensation opportunities for 1998. On average, total annual compensation opportunities were increased 4.4% in order to maintain GTE's competitive position. No adjustments were made in 1997 to long-term performance-based award schedules.

     With respect to Mr. Lee's base salary, the Committee determined that his 1996 performance merited an increase of 6.67% in early 1997. This adjustment follows a year in which no adjustment was made. Mr. Lee's base compensation is within the salary range previously approved by the Committee for the position of Chief Executive Officer.

  Incentive Compensation

     Selected employees are eligible to receive awards under two incentive plans in addition to their base salary.

     During 1997, shareholders approved and the Committee adopted the GTE Corporation 1997 Executive Incentive Plan (the "EIP"). Under the EIP, awards are made based on GTE's performance during the prior fiscal year and upon the individual participant's achievement of certain goals for his or her business unit and other individual objectives. At the conclusion of each plan year, the Committee compares GTE's performance and that of its business units to established objectives. The Committee then arrives at an overall rating of the Corporation and the business units to determine the percentage payout of incentive awards for each unit and the individual awards for certain senior executives.

     Based on requirements imposed by Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), the EIP provides that if GTE's Return on Equity ("ROE") exceeds 8%, then an amount equal to 5% of GTE's Consolidated Net Income ("CNI") is available for awards to participants (the "EIP Award Pool"). In calculating CNI under the terms of the EIP, the Committee shall exclude losses from unusual or extraordinary items such as the impact of accounting changes or unusual charges related to business combinations or discontinued operations. In addition, the Committee established individual award limits with respect to the EIP awards. Each individual award limit is a percentage of the EIP Award Pool. The applicable percentage depends on the individual's base salary at the end of the calendar year and, in all cases, may not exceed 3.5% of the EIP Award Pool. GTE's 1997 ROE exceeded 8%, and awards under the EIP were made for 1997.

     Mr. Lee's EIP award for 1997 is based upon the performance of GTE as a whole and Mr. Lee's individual performance with respect to critical qualitative and quantitative objectives approved by the Committee. Although GTE does not formally weight the factors comprising the performance measures, the Committee considered the Corporation's financial and operational performance in 1997 and Mr. Lee's achievement of qualitative objectives. Specifically, Mr. Lee's 1997 objectives included quantitative goals related to: revenues; operating and net income; earnings per share; earnings before interest, taxes, depreciation, and amortization ("EBITDA"); ROE; return on investment; operating cash flow; and total return to shareholders.

     In addition to these quantitative goals, Mr. Lee's goals included significant qualitative objectives such as:

     - Establishing GTE as the first to deliver local, long distance, internet access, and enhanced
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

       data services nationwide, adding a targeted number of new customers;

     - Seizing opportunities arising from the emerging regulatory environment by reorganizing its telephone operations;

     - Continuing to explore alliances with other major telecommunications providers, both domestically and internationally;

     - Continuing to shape the regulatory landscape at both the Federal and State levels, ensuring that an equitable environment has been created to achieve maximum flexibility and business potential;

     - Continuing to position GTE as a recognized, high-quality, market leading telecommunications provider; and

     - Ensuring competitive positioning for the twenty-first century by identifying and pursuing opportunities to transform the corporate culture, improving effectiveness by developing a labor relations strategy consistent with the evolving needs of GTE and its employees, strengthening diversity efforts; and continuing the development of human resources capabilities and programs in support of aggressive international expansion.

     The Committee reviewed the financial and operational performance of the Corporation and Mr. Lee's individual performance. In the Committee's assessment, Mr. Lee's goals were exceeded, and a bonus award was made.

     The cash portion of current EIP awards paid to the five most highly compensated executives of GTE is included in the "Bonus" column of the Summary Compensation Table on page 12.

     Selected GTE employees also have an opportunity to earn incentive payments under the GTE Corporation 1997 Long-Term Incentive Plan, approved by shareholders on April 16, 1997 (the "LTIP"). The primary purpose of the LTIP is to help assure superior long-term financial and operating performance by offering participants an incentive to achieve those results. Under the provisions of the LTIP, two types of grants are currently used: performance bonuses and stock options.

     Senior executives of GTE, including the five executives named in the Summary Compensation Table, are eligible to receive annual grants of performance bonuses which are earned during a performance cycle that is typically three years in duration (a "Cycle"). Awards for the 3-year performance Cycle ending in 1997 were based on GTE's actual financial performance during the relevant Cycle, as measured by GTE's average ROE and operating cash flow margin ("OCFM"), in comparison with pre-established target levels.

     Based on requirements imposed by Section 162(m) of the Code, no awards are made for any Cycle in which GTE's Cumulative Consolidated Net Income ("CCNI") for the Cycle does not exceed $5 billion. In calculating CCNI under the terms of the LTIP, the Committee shall exclude losses from unusual or extraordinary items such as the impact of accounting changes or unusual charges relating to business combinations or discontinued operations. For the Cycles beginning in 1996 and later, the Committee established a limitation on the aggregate amount available for performance bonus awards. If CCNI exceeds $5 billion, then an amount equal to 3% of CCNI is available for awards to participants (the "LTIP Award Pool"). Amounts of CCNI in excess of $15 billion are not counted in determining the size of the LTIP Award Pool. In addition, the Committee established individual award limits with respect to the award of the performance bonus. For cycles beginning in 1996 and later, the individual award limit is a percentage of the LTIP Award Pool. The applicable percentage depends on the individual's base salary at the end of the Cycle and, in all cases, may not exceed 3.5% of the LTIP Award Pool.

     For cycles beginning in 1996 and later, the Committee also approved the adoption of key measures of financial performance ("Guideline Factors"). The Guideline Factors are: revenue growth, EPS growth, EBITDA growth, relative total shareholder return ("TSR"), and return on investment ("ROI").

     In establishing the targeted performance levels for the five Guideline Factors, the Committee considered GTE's past performance, the performance of its principal competitors, its strategic goals, and its plans for implementing those goals. The targets established by the Committee with respect to the Guideline Factors are designed to facilitate implementing GTE's strategic plans and to improve GTE's performance relative to its peers.

     At the time the targeted performance bonus levels for each Cycle under the LTIP were established, a common stock equivalent unit ("Equivalent Unit") account was set up for each participant. Each Equivalent Unit account represents an initial dollar amount for each account ("Target Award") based on the competitive performance bonus grant practices of the market comparator group. The value of the account was increased or decreased based on the market price of the GTE Common Stock. Each time a dividend was paid on GTE Common Stock, an amount equal to the dividend paid on an equivalent number of shares of GTE Common Stock was added to the account. This amount was then converted into a number of Equivalent Units, obtained by dividing the amount of the dividend by the average of the high and low prices of GTE Common Stock on the composite tape of the NYSE on the dividend payment date. The resulting number of Equivalent Units was then credited to the account.

     The value of the Equivalent Unit account is then adjusted by the Guideline Performance Percentage (as defined below). Under the performance criteria approved for the 1996-1998 and 1997-1999 Cycle, the Committee established the minimum acceptable level of attainment with respect to each of the Guideline Factors (the "Threshold"). If this Threshold is not attained for a particular Guideline Factor, no award is paid for that specific factor. If the Threshold for the Factor is achieved, participants receive a payment of 20% of the Target Award for that Guideline Factor. However, if GTE attains the Threshold for the TSR Guideline Factor, a payment of 50% of the award is made due to the exceptionally demanding goal for TSR. If the target for the Guideline Factor is attained, participants will receive the full value associated with that Guideline Factor. If GTE's performance exceeds the target, the award for that Guideline Factor will exceed the performance target, resulting in a payment in excess of 100% of the Target Award, based upon the formula explained in footnote 4 under the table entitled Long-Term Incentive Plan -- Awards In Last Fiscal Year on page 16. The formula is applied separately for each Guideline Factor. The Committee anticipates that performance bonus awards will be based in equal proportion on the attainment of the target established for each of the five Guideline Factors. The cumulative attainment level is called the "Guideline Performance Percentage".

     Payments to the named executives for the 1995-1997 Cycle were based on the previously applied ROE and OCFM measures and are shown in the Summary Compensation Table on page 12. The awards for the 1995-1997 Cycle included in the table reflect the following combinations of performance measures: the ROE goal was surpassed by a significant margin, and the OCFM goal fell short by 1.4%.

     Grants for the 1997-1999 Cycle are shown in the Long-Term Incentive Plan -- Awards in Last Fiscal Year table on page 15.

     Under the LTIP, the Committee normally approves grants of stock options. These options are granted to the five executives named in the Summary Compensation Table and to a substantially larger group of executives than those who are eligible to receive performance bonuses under the LTIP.

     In approving the number of executive options awarded under the LTIP, the Committee compares GTE's grant levels to competitive practices in the comparator group. In line with the Corporation's objective to relate an increasing amount of compensation to long-term performance, GTE's philosophy is to be 10-15% above a median grant posture of the comparator group of companies. The Committee did not take into account the number of options currently held by any individual participant in determining individual grants for 1997. Mr. Lee and the other four most highly compensated officers received the grants shown in the Summary Compensation Table on page 12. Mr. Lee's grant level was tied to competitive long-term compensation practices for companies in GTE's comparator group.

     During 1996, the Committee approved an introductory grant of stock options to all of GTE's domestic workforce who otherwise do not participate in the LTIP. This broadbased grant, referred to as "Partnership Shares", was intended to give the workforce a stake in the future success of GTE's business and to encourage all employees to think and act as owners. To further reinforce these objectives, the Committee approved the second broadbased grant under the Partnership Shares program in November 1997. This grant significantly increased the number of options each employee received. In the aggregate, nearly 10 million stock options were granted to approximately 88,000 domestic employees. This represents one of the 10 largest broadbased stock option grants made by any company. Options granted under the program will have an exercise price set at fair market value on the date of the grant, vest in equal proportions over three years, and be exercisable for ten years from the grant date. Employees may pay for the stock in cash, by delivery of previously owned shares, or through a "cashless" exercise arranged through a broker.

     In addition, GTE in 1996 adopted stock ownership guidelines for all executives who are eligible under the LTIP to receive performance bonuses. Under the guidelines, the Chief Executive Officer is encouraged to have an ownership interest in GTE Common Stock with a value at least six times his or her annual base salary. Other executives identified by the Committee are encouraged to maintain stock holdings with a value ranging from one to four times their annual base salaries. Compliance with the stock ownership guidelines are monitored annually. At the conclusion of the first year after adoption, overall ownership by the executive populations significantly exceeded these guidelines.

     GTE executives also participate in the Equity Participation Program (the "EPP"). Under the EPP, a portion of certain executives' cash bonuses under the LTIP and EIP must be deferred and held in restricted stock units ("RSUs") for a minimum of three years, and then will be payable in GTE Common Stock. EPP participants may also irrevocably elect to defer an additional percentage of their LTIP and EIP cash bonuses into RSUs, provided that their mandatory and voluntary deferrals do not exceed 25% of the LTIP and EIP awards. GTE will provide a matching contribution in RSUs in the amount of one unit for every four units deferred by the participant. These matching RSUs were designed as an inducement to encourage full participation in the EPP and to compensate the executives for their agreement not to realize the economic value associated with the RSUs for a minimum of three years.

     In recognition of the highly competitive environment in the telecommunications industry, the Committee believes that, from time to time, it is appropriate to enter into agreements with key members of management in order to ensure that GTE continues to retain the services of these individuals. During 1997, the Committee approved and GTE entered into such an agreement with Mr. William P. Barr, Executive Vice President -- Government and Regulatory Advocacy and General Counsel. As part of the incentive to continue his employment with GTE, the agreement provides among other things, for additional grants of options and restricted stock units. The agreement is more fully described on page 18 and the additional grants are reflected in the tables in the section entitled "Executive Compensation Tables."

  Internal Revenue Service Rules Relating to Deductibility of Compensation

     In late December 1995, the Internal Revenue Service ("IRS") issued final regulations that apply to the provision in Section 162(m) of the Code limiting the tax deduction a publicly held corporation may take for compensation paid to its chief executive officer and its four other most highly compensated employees ("Covered Executives"). The IRS regulations limit the annual amount that a company may deduct to $1,000,000 per Covered Executive unless the compensation constitutes "performance-based" compensation. The regulations contained transition rules that companies generally could rely on until the first shareholder meeting in 1997.

     In order to comply with the IRS regulations, management presented proposals at the 1997 Annual Meeting for the approval of the EIP and the LTIP. Shareholders approved both plans which include provisions to provide for the deductibility of future amounts received under these plans. The provisions include, but are not limited to, limiting positive discretion and establishing the maximum aggregate awards payable limitations on the number of options that may be granted to any one individual and limitations on the maximum awards that may be paid to Covered Executives.

  Other Compensation Plans

     GTE also has various broad-based employee benefit plans. Executives participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executives under the plans. The GTE Savings Plan and the GTE Hourly Savings Plan (the "Savings Plans"), pursuant to the provisions of Section 401(k) of the Code, permit employees to invest in a variety of funds on a pre-tax or after-tax basis. Matching contributions under the Savings Plans are made in GTE Common Stock.

     GTE also maintains pension, insurance and other benefit plans for its employees.

                               Russell E. Palmer, Chairman  Edward H. Budd
                               James R. Barker              James L. Ketelsen

March 3, 1998

EXECUTIVE COMPENSATION TABLES

     The following tables provide information about executive compensation.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth information about the compensation of the Chief Executive Officer and each of the other four most highly compensated executive officers of GTE for services in all capacities to GTE and its subsidiaries.

                                                                                           LONG TERM COMPENSATION
                                                                                  -----------------------------------------
                                               ANNUAL COMPENSATION                           AWARDS               PAYOUTS
                                   --------------------------------------------   ----------------------------   ----------
                                                                                                   SECURITIES
                                                                                   RESTRICTED      UNDERLYING       LTIP
    NAME AND PRINCIPAL              SALARY                      OTHER ANNUAL          STOCK         OPTIONS/      PAYOUTS
       POSITION(1)          YEAR    ($)(2)     BONUS($)(3)   COMPENSATION($)(4)   AWARDS($)(5)      SARS(#)         ($)
    ------------------      ----    ------     -----------   ------------------   ------------     ----------     -------
Charles R. Lee............  1997   1,039,500    1,508,800          60,095             246,156       248,600      2,429,700
 Chairman & Chief           1996     975,000    1,553,100              16             252,210       248,600      2,481,800
 Executive Officer          1995     897,500    1,403,600               0                   0       247,100      1,347,500
Kent B. Foster............  1997     843,538    1,011,500          58,084             172,781       182,800      1,753,000
 President(7)               1996     784,000    1,041,300             679             176,243       182,800      1,778,800
                            1995     762,604      953,200               0                   0       187,900        848,300
Michael T. Masin..........  1997     742,391      843,200          61,841             144,956       155,400      1,476,100
 Vice Chairman and          1996     679,466      868,000               0             147,952       155,400      1,499,200
 President -                1995     633,230      797,400               0                   0       163,100        683,200
 International(8)
Thomas W. White...........  1997     503,591      533,700               0              84,756        91,700        822,400
 Senior Executive           1996     463,115      533,700               0              81,511       183,400        770,000
 Vice President - Market    1995     418,884      443,800               0                   0        98,800        331,800
 Operations, GTE Service
 Corporation(9)
William P. Barr...........  1997     445,442      394,500               0           1,936,588       304,000        510,900
 Executive Vice             1996     407,500      343,200               0              26,349       101,600        499,800
 President - Government     1995     382,500      316,400               0                   0        47,600        255,100
 and Regulatory Advocacy
 and General Counsel(10)


                             ALL OTHER
    NAME AND PRINCIPAL      COMPENSATION
       POSITION(1)             ($)(6)
    ------------------      ------------
Charles R. Lee............     11,320
 Chairman & Chief              10,613
 Executive Officer             10,613
Kent B. Foster............     11,320
 President(7)                  10,613
                               10,613
Michael T. Masin..........      7,200
 Vice Chairman and              6,490
 President -                   10,613
 International(8)
Thomas W. White...........     11,320
 Senior Executive              10,613
 Vice President - Market       10,613
 Operations, GTE Service
 Corporation(9)
William P. Barr...........     11,320
 Executive Vice                10,613
 President - Government        10,613
 and Regulatory Advocacy
 and General Counsel(10)

---------------
 (1) All persons named in the table are officers of GTE except as otherwise noted.

 (2) The data in the salary column of the table include fees received by certain executives for serving as directors of BC TEL, a Canadian company in which GTE has a 50.8% ownership interest. Included in Mr. Foster's salary for 1995 are fees of $20,604. Mr. Masin's salary for 1997, 1996 and 1995 includes fees of $17,182, $18,466 and $6,730, respectively. Mr. White's salary includes fees of $7,280, $15,692 and $16,607 for 1997, 1996 and
     1995, respectively. In 1997, Mr. Masin and Mr. White also received BC TEL deferred stock units valued at $14,593 and $10,695, respectively, which amounts are included in this column.

 (3) The data in this column represent the annual bonus received in 1997 by each of the named executive officers under the GTE Corporation 1997 Executive Incentive Plan (the "EIP") and a similar predecessor plan (the Executive Incentive Plan). In connection with GTE's Equity Participation Program (the "EPP"), a portion of this amount has been deferred into restricted stock units payable at maturity (generally, a minimum of three years) in GTE Common Stock ("Restricted Stock Units"). The number of Restricted Stock Units received was calculated by dividing the amount of the annual bonus deferred by the average closing price of GTE Common Stock on the NYSE composite tape for the 20 consecutive trading days following the release to the public of GTE's financial results for the fiscal year in which the bonus was earned (the "Average Closing Price"). Additional Restricted Stock Units are received on each dividend payment date based upon the amount of the dividend paid and the closing price of GTE Common Stock on the composite tape of NYSE issues on the dividend declaration date.

 (4) The column "Other Annual Compensation" includes $54,379, $29,901 and $20,624 for personal use of corporate aircraft by Messrs. Lee, Foster and Masin, respectively, and $27,302 representing club membership fees for Mr. Masin.

 (5) The data in this column represent the dollar value of the matching Restricted Stock Units based upon the Average Closing Price. Matching Restricted Stock Units are received on the basis of one additional Restricted Stock Unit for every four Restricted Stock Units deferred through annual bonus deferrals described in footnote 3 above. The matching Restricted Stock Units were designed as an inducement to encourage full participation in the EPP and to compensate the executives for their agreement not to realize the economic value associated with the Restricted Stock Units representing deferred annual bonus for a minimum of three years. Additional Restricted Stock Units are received on each dividend payment date based upon the amount of the dividend paid and the closing price of GTE Common Stock on the composite tape of NYSE issues on the dividend declaration date. Under Mr. Barr's employment agreement described on page 18, the dollar amount reported for him in this column also includes a special grant of Restricted Stock Units valued at $1,880,000. Messrs. Lee, Foster, Masin, White and Barr each hold a total of 49,792, 34,869, 29,262, 16,568 and 42,604 Restricted Stock Units, respectively, which had a dollar value of $2,601,632, $1,821,905, $1,528,940, $865,678 and
     $2,226,059, respectively, based solely upon the closing price of GTE Common Stock on December 31, 1997.

 (6) The column "All Other Compensation" includes, for 1997, contributions by GTE and its related companies to the GTE Savings Plan of $7,200 for each of Messrs. Lee, Foster, Masin, White and Barr, and contributions by GTE and its related companies to the GTE Executive Salary Deferral Plan of $4,120 for each of Messrs. Lee, Foster, White and Barr.

 (7) Mr. Foster was elected President in June 1995. He served as Vice Chairman and President -- GTE Telephone Operations Group from October 1993 until June 1995. He had been President -- GTE Telephone Operations Group since 1989.

 (8) Mr. Masin joined GTE as Vice Chairman effective October 1993. He was also elected President -- International in June 1995. Prior to joining GTE he was a partner with the law firm of O'Melveny & Myers.

 (9) Mr. White was elected Senior Executive Vice President -- Market Operations of GTE Service Corporation in June 1997. He served as President -- GTE Telephone Operations Group from July 1995 until June 1997, and before that as an Executive Vice President of GTE Telephone Operations Group from 1991.

(10) Mr. Barr was elected Executive Vice President -- Government and Regulatory Advocacy and General Counsel in June 1997 and before that served as Senior Vice President and General Counsel from July 1994. Prior to joining GTE, he was a partner in the Washington, D.C. office of the law firm of Shaw, Pittman, Potts & Trowbridge since 1993. He served as Attorney General of the United States from 1991 to 1993.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table shows all grants of options to the named executive officers of GTE in 1997. The options were granted under the GTE Corporation 1997 Long-Term Incentive Plan (the "1997 LTIP") and the GTE Corporation 1991 Long-Term Incentive Plan (the "1991 LTIP"), a predecessor plan to the 1997 LTIP. No stock appreciation rights ("SARs") were granted to the named executive officers of GTE in 1997. Each option granted may be exercised with respect to one-third of the aggregate number of shares subject to the grant each year, commencing one year after the date of grant. Pursuant to SEC rules, the table also shows the value of the options granted at the end of the option terms (ten years) if the stock price were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table. The table also indicates that if the stock price does not appreciate, the potential realizable value of the options granted will be zero.

                                                                                       POTENTIAL REALIZABLE VALUE AT
                                                                                       ASSUMED ANNUAL RATES OF STOCK
                                               INDIVIDUAL GRANTS                     PRICE APPRECIATION FOR OPTION TERM
                              ---------------------------------------------------   ------------------------------------
                                               PERCENT
                               NUMBER OF       OF TOTAL
                               SECURITIES    OPTIONS/SARS   EXERCISE
                               UNDERLYING     GRANTED TO    OR BASE
                              OPTIONS/SARS   EMPLOYEES IN    PRICE     EXPIRATION
            NAME                GRANTED      FISCAL YEAR     ($/SH)       DATE       0%          5%             10%
            ----              ------------   ------------   --------   ----------   -----   ------------   -------------
Charles R. Lee..............    248,600          1.17%      48.625       2/16/07      $0     $7,602,188     $19,265,438

Kent B. Foster..............    182,800           .86%      48.625       2/16/07       0      5,590,024      14,166,219

Michael T. Masin............    155,400           .73%      48.625       2/16/07       0      4,752,132      12,042,836

Thomas W. White.............     91,700           .43%      48.625       2/16/07       0      2,804,186       7,106,358

William P. Barr.............     50,800           .24%      48.625       2/16/07       0      1,553,464       3,936,783
                                 25,200(1)        .12%      44.125       6/04/07       0        699,300       1,772,162
                                228,000(2)       1.07%      49.031      12/04/07       0      7,030,456      17,816,555

---------------

(1) Mr. Barr received an incremental stock option grant during 1997 as a result of his promotion from Senior Vice President and General Counsel to Executive Vice President -- Government and Regulatory Advocacy and General Counsel.

(2) Mr. Barr received a special stock option grant during 1997 under the employment agreement described on page 18.

     If the price of GTE Common Stock appreciates, the value of GTE Common Stock held by the shareholders will also increase. For example, the aggregate market value of GTE Common Stock on February 26, 1997 was approximately $45.88 billion based upon the market price on that date. If the share price of GTE Common Stock increases by 5% per year, the aggregate market value on February 26, 2007 of the same number of shares would be approximately $74.73 billion. If the price of GTE Common Stock increases by 10% per year, the aggregate market value on February 26, 2007 would be approximately $118.99 billion.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

     The following table provides information as to options and SARs exercised by each of the named executive officers of GTE during 1997. The table sets forth the value of options and SARs held by such officers at year end measured in terms of the closing price of GTE Common Stock on December 31, 1997.

                                                        NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS/SARS
                           SHARES                      OPTIONS/SARS AT FY-END              AT FY-END($)
                         ACQUIRED ON      VALUE      ---------------------------   ----------------------------
         NAME            EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
         ----            -----------   -----------   -----------   -------------   -----------    -------------
Charles R. Lee.........    20,600         571,006      911,098        496,702      17,190,936       3,551,484
Kent B. Foster.........         0               0      549,199        367,301       9,608,557       2,699,799
Michael T. Masin.......         0               0      378,332        313,368       5,976,835       2,314,709
Thomas W. White........    69,300       1,055,056      132,232        277,468       2,094,451       2,158,179
William P. Barr........    40,000         730,000       58,666        176,534         929,769       1,360,243

             LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

     The 1991 LTIP and 1997 LTIP provide for awards to participating employees, including stock options, SARs, performance bonuses and other stock-based awards. The stock options awarded under the 1991 LTIP and 1997 LTIP to the five named executive officers in 1997 are shown in the table on pages 13 and 14.

                                                                             ESTIMATED FUTURE PAYOUTS
                                   NUMBER OF       PERFORMANCE OR      UNDER NON-STOCK PRICE-BASED PLAN(1)
                                 SHARES, UNITS   OTHER PERIOD UNTIL  ----------------------------------------
                                   OR OTHER        MATURATION OR     THRESHOLD(2)    TARGET(3)
             NAME                   RIGHTS             PAYOUT        (# OF UNITS)   (# OF UNITS)   MAXIMUM(4)
             ----                -------------   ------------------  ------------   ------------   ----------
Charles R. Lee.................     29,300       3 Years                8,498          32,683
Kent B. Foster.................     21,500       3 Years                6,235          23,982
Michael T. Masin...............     18,300       3 Years                5,307          20,413
Thomas W. White................     10,900       3 Years                3,161          12,158
William P. Barr(5).............      6,000       3 Years                1,740           6,693
                                     2,585       30 Months                742           2,854
                                     1,585       18 Months                440           1,692
                                       525       6 Months                 108             541

---------------
(1) An individual's award may not exceed the applicable individual award limit, which is expressed as a percentage of the LTIP Award Pool described on page 8 (the "Award Limit"). The Award Limit depends on the individual's base salary at the end of the cycle, and may not exceed 3.5% of the LTIP Award Pool. The amounts described in footnotes 2 through 4 below are subject to and cannot exceed the Award Limit. An individual is initially granted a specified number of GTE Common Stock equivalent units ("Equivalent Units") at the beginning of an award cycle. During the award cycle, additional Equivalent Units are added based upon the price of GTE Common Stock and the amount of the per share dividend paid on each dividend payment date. It is not possible to predict future dividends and, accordingly, estimated Equivalent Unit accruals in this table are calculated for illustrative purposes only and are based upon the dividend rate and price of GTE Common Stock at the close of business on December 31, 1997. The Target future payout or award is the dollar amount derived by multiplying the Equivalent Unit balance credited to the participant at the end of the award cycle by the average closing price of GTE Common Stock, as reported on the composite tape of NYSE issues, during the last 20 business days of the award cycle. The Target award measures performance attainment as described in footnote 3.

(2) The Threshold represents attainment of minimum acceptable levels of performance (the "Threshold Levels") with respect to the five Long-Term Performance Bonus measures (the "Measures") adopted for the 1997-1999 Performance Bonus award cycle -- revenue growth; earnings per share ("EPS") growth; earnings before interest, taxes, depreciation and amortization ("EBITDA") growth; average return on investment ("ROI"); and relative total shareholder return ("TSR"). If the Threshold Level is attained with respect to each of the Measures, the award will be equal to approximately 25% of the combined Target award (the TSR Threshold is set at 50%, while the Threshold for the other four Measures is set at 20%). Because performance is measured separately for each Measure, it is possible to receive an award if the Threshold Level is achieved with respect to at least one but not all of the Measures. If the actual results for all Measures are below the Threshold Levels, no award will be paid.

(3) The Target represents attainment of levels of three-year revenue growth, EPS growth, EBITDA growth, ROI and TSR established at the beginning of an award cycle (the "Target Levels"). If GTE's actual results for each of the Measures are equivalent to the Target Levels, this would represent outstanding performance, and the award will be equal to 100% of the combined Target award. GTE's performance is measured separately for each Measure. Accordingly, if the actual result for any Measure is at the applicable Target Level, the portion of the award determined by that Measure will be at 100% of the Target award for that Measure. Similarly, the portion of the award determined by any Measure performing at less than the applicable Target Level, but above the Threshold, will be less than the Target award for that Measure.

(4) This column has intentionally been left blank because it is not possible to determine the maximum number of Equivalent Units until the award cycle has been completed. Subject to the Award Limit discussed in footnote 1 above, the maximum amount of the award is limited by the extent to which GTE's actual results for the five Measures exceed the Target Levels. If GTE's actual results during the cycle for the five Measures exceed the respective Target Levels, additional awards may be paid, based on a linear interpolation. For example, for revenue growth, the schedule is as follows:

          PERFORMANCE INCREMENT
              ABOVE REVENUE                  ADDED PERCENTAGE
            PERFORMANCE TARGET              TO COMBINED AWARDS
          ---------------------             ------------------
Each 0.1% improvement in
  cumulative revenue growth...............         +2%

     Thus, if the revenue growth Measure exceeds its Target Level by .5% while the remaining four Measures are precisely at their respective Target Levels, then the performance bonus will equal 110% of the combined Target award.

(5) The award of 6,000 units to Mr. Barr represents the grant for the 1997-1999 performance period made while he was Senior Vice President and General Counsel. Pursuant to GTE's compensation policies, the other grants shown are incremental, prorated awards made when he was promoted to Executive Vice President -- Government and Regulatory Advocacy and General Counsel. The incremental units apply to the 1997-1999, 1996-1998, and 1995-1997 performance periods.

PERFORMANCE GRAPH

     The following table shows a comparison of five year cumulative total return to shareholders for GTE Common Stock, Standard & Poor's ("S&P") 500 Index, and S&P Telephone Index.

        Measurement Period             GTE Common                             S&P Telephone
      (Fiscal Year Covered)               Stock           S&P 500 Index           Index
12/31/92                                   100                 100                 100
12/31/93                                   106                 110                 115
12/30/94                                    98                 111                 111
12/29/95                                   149                 153                 167
12/31/96                                   161                 189                 168
12/31/97                                   193                 251                 236

        - Assumes $100 Invested on December 31, 1992.
        - S&P Telephone Index is comprised of the Regional Bell Holding Companies plus GTE, Alltel Corporation and Frontier Corporation.

EXECUTIVE AGREEMENTS

     GTE has entered into agreements (the "Agreements") with Messrs. Lee, Foster, Masin, White and Barr regarding benefits to be paid in the event of a change in control of GTE (a "Change in Control").

     A Change in Control is deemed to have occurred if (a) any person or group of persons acquires, other than from GTE or as described below, 20% (or under certain circumstances, a lower percentage, not less than 10%) of GTE's voting power, (b) three or more directors are elected in any twelve-month period without the approval of a majority of the members of GTE's Incumbent Board (as defined in the Agreements) then serving as members of the Board, (c) the members of the Incumbent Board no longer constitute a majority of the Board of Directors or (d) GTE's shareholders approve (i) a merger, consolidation or reorganization involving GTE, (ii) a complete liquidation or dissolution of GTE or (iii) an agreement for the sale or other disposition of all or substantially all of the assets of the Corporation to any person other than a subsidiary of GTE. An individual whose initial assumption of office occurred pursuant to an agreement to avoid or settle a proxy or other election contest is not considered a member of the Incumbent Board. In addition, a director who is elected pursuant to such a settlement agreement will not be deemed a director who is elected or nominated by the Incumbent Board for purposes of determining whether a Change in Control has occurred. Notwithstanding the foregoing, a Change in Control will not occur in the following situations: (1) certain merger transactions in which there is at least 50% GTE shareholder continuity in the surviving corporation, at least a majority of the members of the board of directors of the surviving corporation consist of members of the Board and no person owns more than 20% (or under certain circumstances, a lower percentage, not less than 10%) of the voting power of the surviving corporation following the transaction, and (2) transactions in which GTE's securities are acquired directly from GTE.

     The Agreements provide for benefits to be paid in the event these individuals separate from service and have a "good reason" for leaving or are terminated without "cause" within two years after a Change in Control of GTE.

     Good reason for leaving includes but is not limited to the following events: demotion, relocation or a reduction in total compensation or benefits, or the new entity's failure to expressly assume obligations under the Agreements. Termination for cause includes certain unlawful acts on the part of the executive or a material violation of his or her responsibilities to the Corporation resulting in material injury to the Corporation.

     An executive who experiences a qualifying separation from service will be entitled to receive up to two times the sum of (i) base salary and (ii) the average of his percentage awards under the EIP for the previous three years. The executive will also continue to receive medical and life insurance coverage for up to two years and will be provided with financial and outplacement counseling.

     In addition, each executive covered under an Agreement will be considered to have not less than 76 points and 15 years of accredited service for the purpose of determining his eligibility for early retirement benefits. The Agreements provide that there will be no duplication of benefits. Mr. Masin's Agreement provides for a service credit in the following amounts: two times years of service otherwise credited so long as he has five or fewer years of credited service; 10 years when his credited service is more than five but not more than 10 years; and, when his credited service exceeds 10 years, the actual number of credited years of service. These additional years of service will apply towards vesting, retirement eligibility, benefit accrual and all other purposes under the GTE Supplemental Executive Retirement Plan (the "SERP"), the GTE Excess Pension Plan ("Excess Plan") and the Executive Retired Life Insurance Plan.

     In order to replace certain pension entitlements that would have been payable to Mr. Masin had he remained with his former employer, he will also receive a single life annuity pension of $200,000 per year (the "Special Pension") with an unreduced surviving spouse benefit when he leaves GTE.

He will only be eligible to receive the Special Pension if he meets certain eligibility criteria when he separates from GTE. If he is separated involuntarily after age 60 or a Change in Control occurs at any age and Mr. Masin separates for "good reason" or is terminated without "cause," he will be eligible for postretirement medical benefits and the early retirement benefit described in the preceding paragraph.

     Each of the Agreements remains in effect until July 1, 1999, unless terminated earlier pursuant to its terms. The Agreements will be automatically renewed on each successive July 1 unless, not later than December 31 of the preceding year, one of the parties notifies the other that he does not wish to extend his respective Agreement. If a Change in Control occurs, the Agreements will remain in effect until the obligations of GTE (or its successor) under the Agreements have been satisfied.

     In keeping with its philosophy of retaining key executives, effective December 1, 1997, GTE entered into an employment agreement with Mr. Barr (the "Employment Agreement") through November 30, 2002 (the "Termination Date"), which generally provides for the following: an annual base salary of not less than $465,000 and eligibility for other benefits, including incentive compensation, provided to comparable senior executives of GTE generally; a one-time grant of an option to purchase 228,000 shares of GTE Common Stock at a price equal to fair market value on the date of grant that vests ratably over three years; a one-time grant of Restricted Stock Units equal to $1,880,000 divided by the Average Closing Price that vest over a period of five years (10% each year during the first four years and 60% on December 4, 2002); and the opportunity to borrow up to $300,000 from GTE at a market interest rate for a term of up to 5 years, provided, however, that any unpaid principal and interest must be repaid not later than the Termination Date.

     If Mr. Barr is employed by GTE until the Termination Date, he receives an extra year of service credit for each year he actually worked for GTE for purposes of satisfying GTE's eligibility requirements for pension, post-retirement medical and executive retirement life insurance benefits.

     If Mr. Barr's employment terminates before the Termination Date by reason of involuntary separation other than for "cause", separation for "good reason", or a qualifying separation following a Change in Control, he will generally be entitled to the same pension credit, retirement benefits and compensation and benefits described above as if his employment continued until the Termination Date. Except in the case of a qualifying separation following a Change in Control, any cash compensation to which Mr. Barr would otherwise be entitled under the Employment Agreement will be reduced by any cash compensation that he earns for the same period as a result of any subsequent employment.

     If, before the Termination Date, Mr. Barr dies or leaves GTE by reason of disability, entry into service with the federal government or an educational organization approved by the Board ("Government or Educational Service"), he will be entitled only to the pension service credit described above. If he voluntarily leaves for Government or Educational Service, he will also be entitled to certain other reduced benefits as described in the Employment Agreement, including immediate vesting of a portion of his unvested equity-based awards (such as stock options, Restricted Stock Units and performance-bonus awards) and certain lump sum payments of base salary and incentive compensation under the 1997 EIP and the 1997 LTIP.

     Subject to Board approval, Mr. Barr's Agreement will be amended to provide for a full gross-up payment to cover any excise taxes he may owe if his employment is terminated after a Change in Control.

RETIREMENT PROGRAMS

  Pension Plans

     The estimated annual benefits payable, calculated on a single life annuity basis, under GTE's defined benefit pension plans at normal retirement at age 65, based upon final average earnings

(integrated with social security as described below) and years of service, is illustrated in the following table:

                               PENSION PLAN TABLE

                                     YEARS OF SERVICE
FINAL AVERAGE  ------------------------------------------------------------
  EARNINGS        15          20           25           30           35
-------------  --------   ----------   ----------   ----------   ----------
   $  500,000  $107,432   $  143,242   $  179,053   $  214,863   $  250,674
      600,000   129,182      172,242      215,303      258,363      301,424
      700,000   150,932      201,242      251,553      301,863      352,174
      800,000   172,682      230,242      287,803      345,363      402,924
      900,000   194,432      259,242      324,053      388,863      453,674
    1,000,000   216,182      288,242      360,303      432,363      504,424
    1,200,000   259,682      346,242      432,803      519,363      605,924
    1,500,000   324,932      433,242      541,553      649,863      758,174
    2,000,000   433,682      578,242      722,803      867,363    1,011,924
    2,500,000   542,432      723,242      904,053    1,084,863    1,265,674
    2,750,000   596,807      795,742      994,678    1,193,613    1,392,549
    3,000,000   651,182      868,242    1,085,303    1,302,363    1,519,424
    3,500,000   759,932    1,013,242    1,266,553    1,519,863    1,773,174

     All executive officers of GTE are employees of GTE Service Corporation, a wholly-owned subsidiary, which maintains the GTE Service Corporation Plan for Employees' Pensions (the "Service Corporation Plan"). The Service Corporation Plan is a noncontributory pension plan for the benefit of all employees of GTE Service Corporation and participating affiliates who are not covered by collective bargaining agreements. It provides a benefit based on a participant's years of service and earnings. Pension benefits provided by GTE Service Corporation and contributions to the Service Corporation Plan are related to basic salary and incentive payments, exclusive of overtime, differentials, certain incentive compensation and other similar types of payments. Under the Service Corporation Plan, pensions are computed on a two-rate formula basis of 1.15% and 1.45% for each year of service, with the 1.15% service credit being applied to that portion of the average annual salary for the five highest consecutive years that does not exceed the Social Security Integration Level (the portion of salary subject to the Federal Social Security Act), and the 1.45% service credit being applied to that portion of the average annual salary for the five highest consecutive years that exceeds said level up to the statutory limit on compensation. As of February 25, 1998, the credited years of service under the Service Corporation Plan for Messrs. Lee, Foster, Masin, White and Barr are 14, 27, 4, 29, and 3, respectively.

     Under federal law, an employee's benefits under a qualified pension plan, such as the Service Corporation Plan, are limited to certain maximum amounts. GTE maintains the Excess Plan, which supplements the benefits of any participant in the Service Corporation Plan in an amount by which any participant's benefits under the Service Corporation Plan are limited by law. In addition, the SERP provides additional retirement benefits determined in a similar manner as under the Service Corporation Plan on remuneration accrued under certain management incentive plans as determined by the Executive Compensation and Organizational Structure Committee. SERP and Excess Plan benefits are payable in a lump sum or an annuity.

  Executive Retired Life Insurance Plan

     The GTE Corporation Executive Retired Life Insurance Plan ("ERLIP") provides Messrs. Lee, Foster, Masin, White and Barr a postretirement life insurance benefit of three times final base salary. Upon retirement, ERLIP benefits may be paid as life insurance or, alternatively, an equivalent amount equal to the present value of the life insurance amount (based on actuarial factors and the interest rate then in effect), may be paid as a lump sum payment, as an annuity or as installment payments.

CERTAIN TRANSACTIONS

     GTE's subsidiaries utilized the services of Thompson, Hine & Flory LLP during 1997. Mr. Robert D. Storey is a director of GTE and a partner in that law firm.

     The investment banking firm of PaineWebber Incorporated received underwriting commissions and fees from GTE and its subsidiaries on the sale of securities during 1997. It is possible that PaineWebber Incorporated may have received additional brokerage commissions from trustees of the various pension, retirement, savings or similar plans of GTE and its subsidiaries. However, any such commissions would not have been as a result of direction by GTE or its subsidiaries with regard to such orders. Mr. Richard W. Jones is a director of GTE and a business consultant for PaineWebber Incorporated.

OWNERSHIP OF STOCK BY DIRECTORS, NOMINEES FOR DIRECTORS AND EXECUTIVE OFFICERS

  Voting Stock and Stock-Based Holdings

     The table below sets forth (a) the shares of GTE Common Stock beneficially owned by each director, nominee for director, the Chief Executive Officer and the other four named executive officers, and by all directors and executive officers as a group; and (b) the total GTE stock-based holdings of the named individuals and the group. No director, nominee for director or executive officer owns as much as one-fifth of one percent of the total outstanding shares of GTE Common Stock, and all directors and executive officers as a group own less than one-half of one percent of the total outstanding shares of GTE Common Stock. Unless otherwise indicated, all persons named in the table have sole voting and investment power with respect to the shares shown in the table.

     The last column of the table combines beneficial ownership of shares of GTE Common Stock (including shares which may be acquired within 60 days pursuant to the exercise of stock options) with holdings of (i) Deferred Stock Units by non-employee directors (which are payable in cash or shares of GTE Common Stock, at the election of the director, and are accrued under the Deferred Stock Unit Plan and under the Deferred Compensation Plan) and by executive officers (which are payable in cash pursuant to deferrals under the GTE Executive Salary Deferral Plan, the EIP and the 1991 LTIP and the 1997 LTIP); and (ii) Restricted Stock Units by executive officers (which are payable in shares of GTE Common Stock under the EPP). This column indicates the alignment of the named individuals and group with the interests of GTE's shareholders because the value of their total holdings will increase or decrease in line with the price of GTE Common Stock.

                                                            SHARES BENEFICIALLY     GTE STOCK-BASED
                                                                OWNED AS OF         HOLDINGS AS OF
NAME OF DIRECTOR OR NOMINEE                                  FEBRUARY 25, 1998     FEBRUARY 25, 1998
---------------------------                                 -------------------    -----------------
Edwin L. Artzt............................................           2,698                14,046
James R. Barker...........................................           4,200                93,151
Edward H. Budd............................................           4,829                26,509
Robert F. Daniell.........................................           2,877                 8,298
Kent B. Foster(1)(2)......................................         781,627               876,473
James L. Johnson..........................................          76,643                85,167
Richard W. Jones..........................................          12,288               173,456
James L. Ketelsen.........................................           1,800                12,235
Charles R. Lee(1)(2)......................................       1,272,032             1,384,201
Michael T. Masin(1)(2)(3).................................         532,799               593,061
Sandra O. Moose...........................................           1,800                 9,103
Russell E. Palmer.........................................           2,200                 9,003
Robert D. Storey..........................................             700                 9,550
                                                                 ---------             ---------
                                                                 2,696,493             3,294,253
                                                                 =========             =========

EXECUTIVE OFFICERS(1)(2)
------------------------
Charles R. Lee............................................      1,272,032            1,384,201
Kent B. Foster............................................        781,627              876,473
Michael T. Masin(3).......................................        532,799              593,061
Thomas W. White...........................................        227,441              253,247
William P. Barr...........................................        101,575              147,327
                                                                ---------            ---------
                                                                2,915,474            3,254,309
                                                                =========            =========
All directors and executive officers as a group(1)(2).....      3,657,875            4,684,526
                                                                =========            =========

---------------
(1) Includes shares acquired through participation in the GTE Savings Plan.

(2) Included in the number of shares beneficially owned by Messrs. Lee, Foster, Masin, White and Barr and all directors and executive officers as a group are 1,117,665, 725,432, 528,266, 214,532, 98,399, and 3,267,062,
    respectively, which such persons have the right to acquire within 60 days pursuant to the exercise of stock options.

(3) Mr. Masin participated in the Deferred Compensation Plan while he was a non-employee director of GTE. In October 1993, Mr. Masin became an employee of GTE and since that date he has not been eligible to receive or defer additional compensation under the Deferred Compensation Plan or to receive new grants under any plans for non-employee directors of GTE.

  CANTV Stock

     The following table indicates the number of shares of Class D Common Shares of Compania Anonima Nacional Telefonos de Venezuela ("CANTV") beneficially owned by each GTE director or nominee, the Chief Executive Officer and each of the other four most highly compensated executive officers who beneficially own such shares, and by all directors and executive officers of GTE as a group as of February 25, 1998. A subsidiary of GTE owns approximately 15% of the Class D shares of CANTV and the remaining shares are owned by the public. GTE also indirectly owns 51% of the Class A Common Shares of CANTV through a consortium, and the other consortium partners indirectly own the remaining Class A Common Shares. Only directors of GTE who own shares of CANTV Class D Common Shares are named in the table.

                                                                  SHARES OF CANTV
                                                               CLASS D COMMON SHARES
NAME                                                          BENEFICIALLY OWNED(1)(2)
----                                                          ------------------------
James R. Barker.............................................           50,960
Kent B. Foster..............................................            7,000
Charles R. Lee..............................................           77,000
Michael T. Masin............................................           30,450
Russell E. Palmer...........................................            7,000
                                                                      -------
                                                                      172,410
                                                                      =======
All GTE directors and executive officers as a group.........          182,910
                                                                      =======

---------------
(1) Each of these amounts, and all of them in the aggregate, represented less than 1% of the outstanding shares of CANTV Class D Common Shares as of February 25, 1998.

(2) All of the above Class D Common Shares of CANTV are owned in the form of American Depositary Shares, each representing seven Class D Common Shares.

                                    ITEM 1.

ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes. Each class of directors is elected for a three-year term. In order to better balance the number of directors in each class, however, Mr. Storey, who is presently serving as a Class III director, is nominated for election by GTE's shareholders as a Class II director and if elected will serve for a term of only two years expiring at the Annual Meeting of Shareholders in 2000 or when his successor is elected and qualified. Messrs. Artzt, Foster and Palmer and Dr. Moose are nominated for election by GTE's shareholders as Class III directors. The Class III directors elected in 1998 will serve for a term of three years which expires at the Annual Meeting of Shareholders in 2001 or when their successors are elected and qualified. All nominees for Class II and Class III directors are currently directors and were previously elected by the shareholders. Each nominee is at present available for election.

     Mr. Richard W. Jones, a Class II director, has reached the mandatory retirement age. Accordingly, he will retire from the Board at the conclusion of the Annual Meeting.

     If all the nominees for directors are elected by GTE's shareholders at the Annual Meeting, the Board of Directors will consist of 12 directors, 9 directors whose principal occupations are outside GTE and 3 directors who are presently employees of GTE. The following provides information about the nominees for directors and the continuing directors.

THE BOARD RECOMMENDS A VOTE FOR ALL NOMINEES.

                            BIOGRAPHICAL INFORMATION

         NOMINEE, AGE AND
     YEAR ELECTED A DIRECTOR                PRINCIPAL OCCUPATION AND OTHER INFORMATION
-----------------------------------------------------------------------------------------------
NOMINEE FOR CLASS II DIRECTOR
TERM EXPIRING AT 2000 ANNUAL MEETING
-----------------------------------------------------------------------------------------------
ROBERT D. STOREY
61     1985
                                   Partner with the Cleveland law firm of Thompson, Hine &
  Robert D. Storey                 Flory LLP. Mr. Storey previously was a partner with the
                                   Cleveland law firm of McDonald, Hopkins, Burke & Haber Co.,
                                   L.P.A. Mr. Storey joined its predecessor firm in 1967 and
                                   became a partner in 1971. In 1964 he began his career as an attorney with The East Ohio Gas Company and in 1966 he
                                   became Assistant Director of The Legal Aid Society of
                                   Cleveland. He is a Director of The Procter & Gamble Company
                                   and May Department Stores Company. Mr. Storey is a Trustee
                                   of Case Western Reserve University, the Kresge Foundation
                                   and the George Gund Foundation and a former Trustee of
                                   Phillips Exeter Academy, Cleveland State University and
                                   Overseer of Harvard University. He is a member of the Audit
                                   Committee, the Nominating Committee and the Public Policy
                                   Committee of GTE.

         NOMINEE, AGE AND
     YEAR ELECTED A DIRECTOR                PRINCIPAL OCCUPATION AND OTHER INFORMATION
-----------------------------------------------------------------------------------------------
NOMINEES FOR CLASS III DIRECTORS
TERM EXPIRING AT 2001 ANNUAL MEETING
-----------------------------------------------------------------------------------------------
EDWIN L. ARTZT
67     1984
                                   Chairman of the Executive Committee and Director of The
  Edwin L. Artzt                   Procter & Gamble Company. Mr. Artzt was Chairman of the
                                   Board and Chief Executive Officer from January 1990 until
                                   July 1995. Mr. Artzt had served as Vice Chairman of the
                                   Board of The Procter & Gamble Company and President of
                                   Procter & Gamble International since 1984. Prior to that, he was Executive Vice President since 1980 and had served as
                                   Group Vice President for European operations. Mr. Artzt is a
                                   Director of Delta Air Lines, Inc., American Express Company,
                                   Barilla S.p.A., Evenflo & Spalding Holdings Corporation and
                                   a member of the Business Council. Mr. Artzt is Chairman of the Strategic Issues, Planning and Technology Committee and
                                   a member of the Nominating Committee and the Pension Trust
                                   Coordinating Committee of GTE.
KENT B. FOSTER
54     1992
                                   President. Mr. Foster served as Vice Chairman of the Board
  Kent B. Foster                   of Directors from October 1993 until June 1995 and President of GTE Telephone Operations Group from January 1989 until
                                   June 1995. Since joining GTE in 1970, Mr. Foster served in a number of positions of increasing responsibility throughout the GTE system. Mr. Foster serves on the Board of Directors of Campbell Soup Company and New York Life Insurance
                                   Company. He is a former Trustee of The Dallas Museum of Art, a member of the Board of Governors of the Dallas Symphony
                                   Association and a member of The Dallas Opera Executive
                                   Board. Mr. Foster is also a Personal Trustee of the GTE
                                   Foundation.

                            BIOGRAPHICAL INFORMATION

         NOMINEE, AGE AND
     YEAR ELECTED A DIRECTOR                PRINCIPAL OCCUPATION AND OTHER INFORMATION
-----------------------------------------------------------------------------------------------
NOMINEES FOR CLASS III DIRECTORS
TERM EXPIRING AT 2001 ANNUAL MEETING
-----------------------------------------------------------------------------------------------
SANDRA O. MOOSE
56     1978
                                   Senior Vice President, Director and Chair of the East Coast
  Sandra O. Moose                  Practice, The Boston Consulting Group, Inc. She is a
                                   Director of Rohm and Haas Company and twenty-seven
                                   investment companies sponsored by The New England Funds, an
                                   Overseer of the Beth Israel Deaconess Medical Center, a
                                   Trustee of the Boston Public Library, an Overseer of the
                                   Museum of Fine Arts, member of Visiting Committee of the
                                   Harvard School of Public Health and a Director of the
                                   Harvard University Graduate School Alumni Association. She
                                   is Chairperson of the Public Policy Committee and a member of the Audit Committee and the Strategic Issues, Planning
                                   and Technology Committee of GTE.
RUSSELL E. PALMER
63     1984
                                   Chairman and Chief Executive Officer, The Palmer Group. Mr.
  Russell E. Palmer                Palmer was formerly Dean, The Wharton School, University of
                                   Pennsylvania from 1983 until June 1990. Prior to that, he
                                   was Managing Director and Chief Executive Officer of Touche
                                   Ross International (now Deloitte and Touche), a worldwide
                                   accounting firm. Mr. Palmer joined Touche Ross in 1956 and was elected Managing Director of Touche Ross International in 1974. Mr. Palmer is a Director of Bankers Trust New York
                                   Corporation and its subsidiary, Bankers Trust Company, May
                                   Department Stores Company, Allied-Signal, Inc., Safeguard
                                   Scientifics, Inc. and Federal Home Loan Mortgage
                                   Corporation. He has been President of the Financial
                                   Accounting Foundation and a member of the Board of Directors of the American Institute of Certified Public Accountants.
                                   Mr. Palmer is a former member of the Presidential Commission on Management Improvement and serves on the boards of a
                                   number of charitable and civic organizations. He is Chairman of the Executive Compensation and Organizational Structure
                                   Committee and a member of the Nominating Committee and the
                                   Strategic Issues, Planning and Technology Committee of GTE.

                            BIOGRAPHICAL INFORMATION

     The following provides information about the members of the Board of Directors who are continuing in office, as well as Mr. Jones, who will retire from the Board at the conclusion of the Annual Meeting.

          DIRECTOR, AGE
         AND YEAR ELECTED                   PRINCIPAL OCCUPATION AND OTHER INFORMATION
-----------------------------------------------------------------------------------------------
CLASS I DIRECTORS
TERM EXPIRING AT 1999 ANNUAL MEETING
-----------------------------------------------------------------------------------------------
EDWARD H. BUDD                     Retired Chairman of the Board of The Travelers Corporation.
64     1985                        From January 1994 to September 1994, Mr. Budd was Chairman
                                   of Travelers Insurance Group, Inc. Mr. Budd was elected
                                   President and Chief
Operating Officer of The Travelers Corporation in 1976, Chief Executive Officer in 1981 and
Chairman in 1982. He is a Director of the Travelers Group Inc., Delta Air Lines, Inc. and a
member of The Business Council. He is Chairman of the Audit Committee and a member of the
Nominating Committee and the Executive Compensation and Organizational Structure Committee of
GTE.

JAMES L. JOHNSON                   Retired Chairman and Chief Executive Officer. Mr. Johnson,
70     1985                        who retired in 1992, has been designated Chairman Emeritus by the Board. He joined GTE in 1949 and held a variety of
                                   management positions
within the Telephone Operations Group. He was elected President of the GTE Telephone Operations
Group in 1981, Senior Vice President of GTE and President and Chief Operating Officer of its
Telephone Operations Group in December 1983, President and Chief Operating Officer of GTE in
March 1986 and became Chairman and Chief Executive Officer in May 1988. Mr. Johnson is a
Director of MONY (The Mutual Life Insurance Company of New York), Valero Energy Corporation,
Harte-Hanks Communications, Inc., The Finover Group, Walter Industries, Inc. and CellStar
Corporation. He is also a Trustee of the Joint Council on Economic Education. Mr. Johnson is a
member of the Audit Committee, the Pension Trust Coordinating Committee and the Strategic
Issues, Planning and Technology Committee of GTE.

JAMES L. KETELSEN                  Retired Chairman of Tenneco Inc. Mr. Ketelsen retired as
67     1986                        Chairman of Tenneco in 1992. He was elected Executive Vice
                                   President -- Finance of Tenneco Inc. in 1972 and was
                                   appointed Chairman and Chief
Executive Officer in 1978. He is a Director of J.P. Morgan & Co. Incorporated and its principal subsidiary, Morgan Guaranty Trust Company of New York, and of Sara Lee Corporation and a
Trustee of Northwestern University. Mr. Ketelsen is Chairman of the Pension Trust Coordinating
Committee and a member of the Executive Compensation and Organizational Structure Committee and
the Public Policy Committee of GTE.

CHARLES R. LEE                     Chairman and Chief Executive Officer. Mr. Lee joined GTE in
58     1989                        1983 as Senior Vice President -- Finance and in 1986 he was
                                   named Senior Vice President -- Finance and Planning. He was elected President and
Chief Operating Officer, effective January 1, 1989, and became Chairman and Chief Executive
Officer in 1992. Prior to joining GTE, he held various financial and management positions in the steel, transportation and entertainment industries. Mr. Lee is a Director of United
Technologies Corporation, USX Corporation and The Procter & Gamble Company. He is a member of the Business Roundtable, a Trustee of the Board of Trustees of Cornell University, a Trustee of
the National Planning Association, a member of the New American Realities Committee of the
National Planning Association, a member of The Conference Board, Harvard Business School's
Board of Directors of the Associates, and a Director of the Stamford Hospital Foundation. Mr.
Lee is a Personal Trustee of the GTE Foundation and a member of the Strategic Issues, Planning and Technology Committee of GTE.

                            BIOGRAPHICAL INFORMATION

          DIRECTOR, AGE
         AND YEAR ELECTED                   PRINCIPAL OCCUPATION AND OTHER INFORMATION
-----------------------------------------------------------------------------------------------
CLASS II DIRECTORS
TERM EXPIRING AT 2000 ANNUAL MEETING
-----------------------------------------------------------------------------------------------
JAMES R. BARKER                    Chairman of The Interlake Steamship Co. and Vice Chairman of
62     1976                        Mormac Marine Group, Inc. and the Moran Towing Company. Mr.
                                   Barker is also a Director and a principal owner of Meridian
                                   Aggregates,
Inc., a producer of aggregate products for the construction and railroad industries. Mr. Barker was formerly Chairman of the Board of Moore McCormack Resources, Inc. and Chairman of that company's operating subsidiaries since April 1971. He was also Chief Executive Officer of Moore
McCormack Resources, Inc. from 1971 to January 1987. In 1969, Mr. Barker co-founded a management consulting firm, Temple, Barker & Sloane, Inc., and served in the capacity of
Executive Vice President. He is Non-Executive Chairman and a Director of The Pittston Company,
a Director of Eastern Enterprises, Chairman of the Board of Trustees of Stamford Hospital, and
President of the Committee of SKULD (an Oslo, Norway based marine insurance company). Mr.
Barker is Chairman of the Nominating Committee and a member of the Executive Compensation and
Organizational Structure Committee and the Strategic Issues, Planning and Technology Committee
of GTE.

ROBERT F. DANIELL                  Retired Chairman, United Technologies Corporation. Mr.
64     1996                        Daniell was elected Chairman, United Technologies
                                   Corporation, effective January 1, 1987 and retired in April
                                   1997. He relinquished the offices of
President and Chief Operating Officer in February 1992 and the office of Chief Executive
Officer in April 1994. Mr. Daniell was elected President and Chief Operating Officer in 1984 and named to the additional post of Chief Executive Officer, effective January 1, 1986. He was elected Senior Vice President -- Defense Systems in 1983 and had served as Vice President of
United Technologies from 1982 to 1983 and President of Sikorsky Aircraft from 1981 to 1983. He is a Director of Shell Oil Co. Mr. Daniell is a member of the Audit Committee, the Pension
Trust Coordinating Committee and the Public Policy Committee of GTE.

RICHARD W. JONES                   Business Consultant, PaineWebber Incorporated. From 1977 to
72     1966-1974                   1988 he was Managing Director and Executive Vice President
JANUARY 1975                       of the investment banking firm of E.F. Hutton & Company,
                                   Inc. Prior to assuming that position, Mr. Jones was
                                   associated with Paine, Webber,
Jackson & Curtis Incorporated, investment bankers, having served as Senior Vice President and a
Director of that firm from 1973 to 1977. Mr. Jones was also associated with Mitchum, Jones &
Templeton Incorporated, investment bankers, having served as President of that firm from 1961 through 1970 and Chairman of the Board from 1970 through 1973. He is a member of the Audit
Committee, the Pension Trust Coordinating Committee and the Public Policy Committee of GTE.

MICHAEL T. MASIN                   Vice Chairman of the Board and President -- International.
53     1989                        Mr. Masin was elected Vice Chairman in October 1993 and
                                   President -- International in June 1995. Prior to that, he was Managing Partner of
the New York office of the law firm of O'Melveny & Myers and Co-chair of the firm's
International Practice Group. Mr. Masin joined the firm in 1969 and became a partner in 1977.
He is a Director of Travelers Group, BC Telecom Inc., BC TEL, Compania Anonima Nacional
Telefonos de Venezuela (CANTV) and VenWorld. Mr. Masin is a member of the Board of Trustees and
Executive Committee of Carnegie Hall, the Board of Directors of the W. M. Keck Foundation, the
Board of Directors of the China America Society, the Dean's Advisory Council of Dartmouth
College, the Business Committee of the Board of Trustees of the Museum of Modern Art, the
Council on Foreign Relations, and a Personal Trustee of the GTE Foundation.

                                    ITEM 2.

     The following resolution will be offered by the Board of Directors at the meeting:

     RESOLVED: That the appointment of Arthur Andersen LLP by the Board of Directors of the Corporation to conduct the annual audit of the financial statements of GTE Corporation and its subsidiary companies for the year ending December 31, 1998 is ratified, confirmed and approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOREGOING PROPOSAL FOR THE FOLLOWING REASONS:

     The Board of Directors first appointed Arthur Andersen LLP ("Arthur Andersen"), independent public accountants, as its auditors in 1935. After a diligent review, the Board has reappointed the firm as auditors each succeeding year to date. As a result of Arthur Andersen's reputation in the auditing field and its knowledge of GTE's operations, the Board of Directors is convinced that the firm has the necessary personnel, professional qualifications and independence to act as GTE's auditors. Accordingly, the Board has again selected Arthur Andersen as GTE's auditors for the year 1998 and recommends that the shareholders ratify and approve the selection. Arthur Andersen's fees for recurring auditing and tax services for GTE and all of its subsidiaries for the year ended December 31, 1997 are estimated at $9.4 million.

     In the event this resolution does not receive the necessary vote for adoption, or if for any reason Arthur Andersen ceases to act as auditors for GTE, the Board of Directors will appoint other independent public accountants as auditors. Representatives of Arthur Andersen will attend the Annual Meeting. They will have the opportunity to make a statement and also will be available to respond to appropriate questions from shareholders at the Annual Meeting.

                                    ITEM 3.

     GTE has been notified by the Sisters of Charity of New York, Mount St. Vincent-on-Hudson, 6301 Riverdale Avenue, Bronx, New York 10471-9930, which states that it is the owner of 7,600 shares of GTE Common Stock; the Sisters of Charity, 150 Bedford Highway, Halifax, Nova Scotia, Canada, which states that it is the owner of 6,000 shares of GTE Common Stock; the Congregation of the Sisters of Charity of the Incarnate Word, 6510 Lawndale, Houston, Texas 77223-0969, which states that it is the owner of 1,400 shares of GTE Common Stock; the Sisters of Charity of Saint Elizabeth, P.O. Box 476, Convent Station, New Jersey 07961-0476, which states that it is the owner of 4,944 shares of GTE Common Stock; Catholic Healthcare West, 1700 Montgomery Street, Suite 300, San Francisco, California 94111-1024, which states that it is the owner of 35,000 shares of GTE Common Stock; The Redemptorists/Denver Province, 2310 East 14th Avenue, Denver, Colorado 80206, which state that it is the owner of 20,000 shares of GTE Common Stock; The Passionists Eastern Province, 80 David Street, South River, New Jersey 08882, which states that it is the owner of 4,000 shares of GTE Common Stock; the School Sisters of St. Francis, US Province, 4127 N. Central Park, Chicago, Illinois 60618, which states that it is the owner of 5,500 shares of GTE Common Stock; Miller/Howard Investments, Inc., 141 Upper Byrdcliffe Road, Woodstock, New York 12498, which states that it is the owner of 5,000 shares of GTE Common Stock; Delcy L. Steffy, 54 Plochman Lane, Woodstock, New York 12498, who states that she is the owner of 25 shares of GTE Common Stock; the Sisters of St. Francis of Assisi, 3221 South Lake Drive, St. Francis, Wisconsin 53235-3799, which states that it is the owner of 5,000 shares of GTE Common Stock; and the Sisters of Charity of the Incarnate Word Retirement Trust, 2600 North Loop West, Houston Texas 77092, which states that it is the owner of 34,400 shares of GTE Common Stock; that they intend to propose the following resolution at the Annual Meeting. The proposed resolution and supporting statement, for which the Board of Directors and GTE accept no responsibility, are as follows:

     "WHEREAS in fiscal year 1996 the United States supplied $13.8 billion worth of weapons in actual deliveries of arms sales abroad.

     WHEREAS the last three times the U.S. sent troops into combat in significant numbers (Panama, Iraq, and Somalia), they faced adversaries that received U.S. weapons or military technology in the period leading to the conflict.

     WHEREAS U.S. weapons supplied to anti-Communist rebels in Angola and Afghanistan under the Reagan Doctrine have been used in devastating civil wars; in the Afghan case, U.S.-supplied Stinger missiles turned up on the international black market as prized items sought by all manner of rebel groups and terrorist organizations ('Sale of the Century', Commonweal, William D. Hartung, 5/20/94). 'U.S. Weapons at War: United States Arms Deliveries to Regions in Conflict' (World Policy Institute, 1995) shows that the U.S. was a major arms supplier in one-third of the 50 ethnic and territorial conflicts currently raging. The study says that some 45 parties involved in the conflicts purchased over $42 billion in U.S. arms sales in the last ten years.

     WHEREAS our company ranked twenty-second among Department of Defense-leading corporations with contracts in excess of $609 million.

     WHEREAS this resolution received nearly 17% of the vote last year.

     RESOLVED that shareholders request the Board of Directors to provide a comprehensive report on GTE's foreign military sales. The report, prepared at reasonable cost, should be available to all shareholders by December 1998, and may omit classified and proprietary information."

     The following is the statement submitted in support of this proposal:

     "Global security is security of people. The cold-war notion of using arms sales to maintain balances of power or to support allies has been discredited by 1990's experience, when alliances, governments and boundaries in large parts of the world are in flux.

     We are disturbed by the industry's claims and lobbying efforts asserting that the only way to keep jobs is to promote foreign military sales. We believe such statements are inconsistent with co-production agreements and transfers of technology to foreign companies. Offset arrangements on major sales often give business to overseas suppliers. Such contracts with foreign companies/governments have harsh repercussions on U.S. workers during this time of accelerated down-sizing of our workforce.

     Therefore, it is reasonable for shareholders to ask:

     1. Criteria used to promote foreign military sales.

     2. Procedures used to negotiate sales directly with foreign governments or through the U.S. government. For example, what determines which weapons are direct commercial arms sales and what must be negotiated through the Pentagon? What percentage is commercial military sales and what is foreign military sales?

     3. Categories of military equipment exported for the past three years, with as much statistical information as is permissible, contracts for servicing/maintaining equipment; offset agreements; and licensing and/or co-production with foreign governments.

     4. Analysis of legislation establishing a code of conduct for U.S. arms transfers (e.g., no sales to governments that violate human rights of their own citizens, engage in aggression against neighbors, come to power through undemocratic means or ignore international arms-control negotiations)."

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOREGOING PROPOSAL FOR THE FOLLOWING REASONS:

     GTE is a telecommunications company that offers a wide variety of products and services including local and long distance telephone service, wireless communications service, air to ground communications and telecommunications systems and design services. GTE does not manufacture or sell weapons to any government in the United States or abroad. As of December 31, 1997, GTE's total assets were approximately $42.1 billion, its total revenues and sales were approximately $23.3 billion and its net income was approximately $2.8 billion. For the year 1997, GTE's sales of products and services that GTE believes could possibly be characterized as foreign military sales within the scope of the foregoing proposal amounted to considerably less than one-half of one percent of each of GTE's total assets and total revenues and sales, and approximately 3% of its net income. Again, none of those sales involved weapons.

     GTE has acted and will continue to act as a socially responsible and ethical corporate citizen not only in its military contracting but in all its business activities. GTE has in place a comprehensive ethics program which requires compliance with applicable laws. These laws include stringent federal regulations governing contracts with foreign governmental and military entities, as well as laws of any foreign country with which it does or proposes to do business. GTE also conducts ongoing training programs to ensure that its employees understand and are aware of the requirements under this program.

     GTE believes that the defense needs and foreign policy of the United States are properly the responsibility of our government and our duly elected public officials. As a responsible corporate citizen, however, GTE is proud to be able to supply communications and electronic systems which help to protect the United States, its military forces and our allies and expects to continue to support the U.S. Government and to offer its products and services in defense of the United States, the American people and their interests. For the reasons cited above, GTE does not believe that the kind of reporting proposed is warranted, or that it would provide significant, relevant information to shareholders in any case. Accordingly, GTE recommends a vote against this proposal.

INFORMATION ABOUT ATTENDING THE MEETING

     The Annual Meeting of Shareholders will be held in the Wisteria Room of the Italian Center, 1620 Newfield Avenue, Stamford, Connecticut. Only shareholders of GTE may attend the Annual Meeting. A map showing the location of the Annual Meeting and directions to the Annual Meeting are printed on the back cover of this Proxy Statement. Directions to the Annual Meeting are also printed on the admission ticket.

     Each shareholder will need an admission ticket to attend the Annual Meeting. If a shareholder's stock is registered in his or her name and not in the name of a bank, broker or other third party, the shareholder will receive an admission ticket attached to his or her proxy card. This ticket must be presented in order to be admitted to the Annual Meeting.

     However, if a shareholder's stock is not registered in his or her name, the shareholder must advise the firm that is the holder of record of those shares (bank, broker or other institution holding such shares) that he or she wishes to attend the Annual Meeting. That firm must provide the shareholder with documentation showing his or her ownership of shares of GTE Common Stock as of the record date, February 24, 1998. The shareholder must bring that documentation to the Annual Meeting in order to gain admittance to the Annual Meeting.

     GTE will establish reasonable rules and procedures for the conduct of the Annual Meeting to ensure that there is sufficient time to address all of the items on the agenda and to facilitate an orderly meeting. These rules will be distributed at the Annual Meeting and will include an agenda for the Annual Meeting, procedures for maintaining order and the safety of those present and limitations on the time allotted to questions or comments by shareholders.

OTHER MATTERS

     The Board of Directors does not intend to bring any matters before the Annual Meeting other than those specifically set forth in the notice of the Annual Meeting and does not know of any other matters to be brought before the Annual Meeting by others. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote any proxies GTE receives in accordance with the recommendation of the Board of Directors.

     GTE's Annual Report to shareholders for 1997 was mailed to shareholders beginning March 3, 1998. It contains financial statements for GTE and its consolidated subsidiaries.

     IF A SHAREHOLDER WOULD LIKE MORE DETAILED INFORMATION CONCERNING GTE, HE OR SHE MAY OBTAIN A COPY OF GTE'S ANNUAL REPORT ON FORM 10-K FOR 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING TO MARIANNE DROST, SECRETARY, GTE CORPORATION, ONE STAMFORD FORUM, STAMFORD, CONNECTICUT 06904. THE 1997 FORM 10-K WILL BE AVAILABLE AFTER MARCH 31, 1998.

                                             By order of the Board of Directors,

                                                    MARIANNE DROST
                                                      Secretary

Dated: March 3, 1998
                                map to meeting

                                ADMISSION TICKET
                                   [GTE LOGO]
                                GTE CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                           WEDNESDAY, APRIL 15, 1998
                                2:00 - 4:00 P.M.

                       DIRECTIONS TO GTE'S ANNUAL MEETING

LOCATION OF MEETING

The Italian Center
1620 Newfield Avenue
Stamford, Connecticut
(203) 322-6941


PARKING FOR THE MEETING

Adequate parking will be provided at the Italian Center for shareholders attending the Annual Meeting.


SHUTTLE SERVICE

Round trip shuttle service will be provided from the Stamford train station to the Annual Meeting. Shuttle service will be available from 12:00 noon to 5:00 p.m. The trip to the Annual Meeting from the train station will take approximately 15 minutes.


CONNECTICUT TURNPIKE (I-95)

FROM NEW YORK -

- Take I-95 North to Exit 8 "Atlantic Street".

- Go left at light and follow Atlantic Street for three traffic lights.

- At third light go right onto Tresser Blvd.

- Take Tresser Blvd. for three lights.

- At third light go left onto Main Street.

- Continue on Main Street (becomes Grove Street, Strawberry Hill, and then Newfield Avenue) for approximately 4-1/2 miles.

- Italian Center will be on left.

FROM NEW HAVEN -

- Take I-95 South to Exit 8 "Elm Street" and stay to right.

- Go right on Elm Street (becomes Main Street, Grove Street, Strawberry Hill, and Newfield Ave.) for approximately 4-1/2 miles.

- Italian Center will be on left.


MERRITT PARKWAY

FROM NEW YORK -

- Take Merritt Parkway North to Exit 35 "High Ridge Road".

- After exiting go right onto High Ridge Road.

- Follow High Ridge Road for four traffic lights.

- Go left onto Vine Road and take to end (approximately one mile).

- Go left onto Newfield Avenue.

- Take Newfield Avenue for approximately 1-1/2 miles.

- The Italian Center will be on your left.

FROM NEW HAVEN -

- Take Merritt Parkway South to Exit 35 "High Ridge Road".

- Follow High Ridge Road for five traffic lights. Then follow directions "From New York" above to the Italian Center.

                     V   PLEASE DETACH PROXY CARD HERE   V


-------------------------------------------------------------------------------


                                     PROXY

                                   [GTE LOGO]

                                GTE CORPORATION

          PROXY SOLICITED BY BOARD OF DIRECTORS FOR GTE CORPORATION'S
               ANNUAL MEETING OF SHAREHOLDERS ON APRIL 15, 1998.

The owner of the shares represented by this proxy hereby appoints Charles R. Lee and Marianne Drost, or either of them, Proxies to vote at GTE Corporation's Annual Meeting of Shareholders on April 15, 1998 and any adjournments or postponements thereof on matters which may properly come before the Annual Meeting, in accordance with and as more fully described in the Notice of Meeting and Proxy Statement, receipt of which is acknowledged.

THE PROXIES WILL VOTE YOUR SHARES IN ACCORDANCE WITH YOUR DIRECTIONS ON THIS CARD. IF YOU SIGN THE CARD BUT DO NOT INDICATE YOUR CHOICES ON THIS CARD, THE PROXIES WILL VOTE YOUR SHARES IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS.

     IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD. IF YOU ARE VOTING BY MAIL, PLEASE SIGN ON THE OPPOSITE SIDE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE.


                                                                    SEE OPPOSITE
                                                                        SIDE

[GTE LOGO]
GTE Corporation
c/o BankBoston, N.A.
P.O. Box 1840
Boston, MA 02102-1840
1-800-225-5160


                       INSTRUCTIONS FOR VOTING YOUR PROXY

 GTE IS NOW OFFERING SHAREHOLDERS THREE ALTERNATIVE WAYS TO VOTE THEIR PROXIES

     - BY MAIL (traditional method) - TELEPHONICALLY (using a touch-tone telephone) - THROUGH THE INTERNET (using your web browser)

VOTE BY MAIL:       Simply mark, sign and date your proxy card, and return it
                    in the envelope provided.

If you elect to use your touch-tone telephone or the internet, you may now vote your proxy 24 hours a day, seven days a week. To vote your proxy have your proxy card ready and then either:

VOTE BY PHONE:    Dial the TOLL-FREE NUMBER...1-888-807-7699 and follow the
                                              spoken instructions. You will be
                                              asked to provide the control
                                              number located in the lower left
                                              corner of this page.

     OR

VOTE BY INTERNET: Point your web browser to...http://www.equiserve.com/proxy/gte and follow the printed
                                              instructions. You will be asked to
                                              enter the control number located
                                              in the lower left corner of this
                                              page.

Your telephone or internet vote authorizes the named Proxies to vote your shares in the same manner as if you named, signed and returned your proxy card by mail.

IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

Please note: If you plan to attend this year's Annual Meeting, you will need to present the admission ticket on the reverse side of this form. When voting, please indicate whether you plan to attend the Annual Meeting. Please bring the admission ticket which is on the reverse side of this form with you to the Annual Meeting.

             PLEASE RETAIN THIS FORM FOR ADMISSION TO THE MEETING

                       V PLEASE DETACH PROXY CARD HERE V
-------------------------------------------------------------------------------

    Please mark
[X] votes as in
    this example.

--------------------------------------------------------------------------------

           GTE's Directors recommend a vote "FOR" proposals 1 and 2

--------------------------------------------------------------------------------

1. Election of Directors:


                         FOR  WITHHELD                      FOR AGAINST ABSTAIN
   Edwin L. Artzt,       [ ]    [ ]                         [ ]   [ ]     [ ]
   Kent B. Foster,                       2. Ratification of
   Sandra O. Moose,                         appointment
   Russell E. Palmer,                       of auditors.
   Robert D. Storey.


   ----------------------------------------
   For all nominees except as noted above:

--------------------------------------------------------------------------------
--------------------------------------------------

   GTE's Directors recommend a vote "AGAINST"
                   proposal 3.
--------------------------------------------------




                              FOR AGAINST ABSTAIN
                              [ ]   [ ]     [ ]
   3. Report on foreign
      military sales.







--------------------------------------------------

      CONTROL NUMBER
                      ------------------

      [NAME]
      [ADDRESS]

-----------------------------------------------------------------------
                      FOR THOSE VOTING BY MAIL,
          PLEASE CHECK ANY OF THE FOLLOWING THAT APPLY.
-----------------------------------------------------------------------
    I plan to attend the  [ ]                Please  change my    [ ]
    Annual Meeting.                          address.

    Please discontinue    [ ]                I have commented on  [ ]
    duplicate mailings.                      reverse side.
-----------------------------------------------------------------------


Signature:                                        Date
          ---------------------------------------     --------------------------


Signature:                                        Date
          ---------------------------------------     --------------------------

Please Sign This Proxy as Name(s) Appear Above, and Mail In The Enclosed
Envelope.

                                   [GTE LOGO]
                                 GTE Corporation

           PROXY SOLICITED BY BOARD OF DIRECTORS FOR GTE CORPORATION'S
                ANNUAL MEETING OF SHAREHOLDERS ON APRIL 15, 1998.

The owner of the shares represented by this proxy hereby appoints Charles R. Lee and Marianne Drost, or either of them, Proxies to vote at GTE Corporation's Annual Meeting of Shareholders on April 15, 1998 and any adjournments or postponements thereof on matters which may properly come before the Annual Meeting, in accordance with and as more fully described in the Notice of Meeting and Proxy Statement, receipt of which is acknowledged.

THE PROXIES WILL VOTE YOUR SHARES IN ACCORDANCE WITH YOUR DIRECTIONS ON THIS CARD. IF YOU SIGN THE CARD BUT DO NOT INDICATE YOUR CHOICES ON THIS CARD, THE PROXIES WILL VOTE YOUR SHARES IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS.



PLEASE SIGN ON THE OPPOSITE SIDE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE.





                                                               SEE OPPOSITE SIDE

[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.

-------------------------------------------------------------------------------

            GTE'S DIRECTORS RECOMMEND A VOTE "FOR" PROPOSALS 1 AND 2

-------------------------------------------------------------------------------

1. Election of Directors:

Edwin L. Artzt,
Kent B. Foster,
Sandra O. Moose,
Russell E. Palmer,
Robert D. Storey.

FOR [ ] WITHHELD [ ]

                     --------------------------------------
                     For all nominees except as noted above

2. Ratification of
appointment
of auditors

FOR [ ] AGAINST [ ] ABSTAIN [ ]

--------------------------------------------------------------------------------
              GTE'S DIRECTORS RECOMMEND A VOTE "AGAINST" PROPOSAL 3
--------------------------------------------------------------------------------

3. Report on foreign military sales

FOR [ ] AGAINST [ ] ABSTAIN [ ]


Signature                  Date         Signature                    Date
         ------------------    -------           --------------------    -------

              Please Sign This Proxy as Name(s) Appear Above, and
                         Mail in the Enclosed Envelope.

[INTERNET PROXY SCRIPT]
[GTE LOGO]                    PROXY
PEOPLE MOVING IDEAS(TM)       SERVICES
                              [A GRAPHIC APPEARS HERE DEPICTING,
                              FROM THE TOP MOVING CLOCKWISE, A HAND TYPING ON A
                              COMPUTER KEYBOARD, A HIGH VOLTAGE LINE TOWER, A
                              PRINTING PRESS AND A MAN TALKING ON A TELEPHONE.]

GTE uses Boston EquiServe's Web-based proxy system to allow you to securely vote your proxy card over the Web using Boston EquiServe's advanced Web technology. ALL VOTES ARE KEPT IN THE STRICTEST CONFIDENCE.

To vote your GTE proxy using Boston EquiServe's secure Internet services, have your proxy ready and click on the button below...

                                                  Vote Proxy

===============================================================================

                      Copyright Direct Report Corporation.
                              All Rights Reserved.

                Internet services provided by Shareholder Direct

[BOSTON EQUISERVE LOGO]

Web Proxy Voting
--------------------------------------------------------------------------------
     PLEASE ENTER THE 13 DIGIT CONTROL NUMBER LOCATED IN THE LOWER LEFT
     CORNER OF YOUR GTE PROXY CARD AND CLICK "SUBMIT."

                CONTROL NUMBER: /                  /

                                / Submit /


     ------------------------------------------------------------------

Copyright (C) 1998 by Boston EquiServe, L.P. and Direct Report Corporation.
                            All rights reserved.

              Internet services provided by Shareholder Direct

[BOSTON EQUISERVE LOGO]

Web Proxy Voting
--------------------------------------------------------------------------------

GTE Corporation

People Moving Ideas(SM)


You may now cast your proxy vote for the GTE CORPORATION Annual
Meeting to be held on APRIL 15, 1998.



-------------------------------------------------------------------------------

PROXY VOTING INSTRUCTIONS

Confidentiality

It is GTE's policy that all proxies, ballots and tabulations that identify the vote of individual shareholders are kept confidential. These items are not seen by nor reported to the Corporation, except as necessary to meet legal requirements, in a contested proxy solicitation or where shareholders submit comments with their proxy.

PROXY SOLICITED BY BOARD OF DIRECTORS FOR GTE'S ANNUAL MEETING OF SHAREHOLDERS ON APRIL 15, 1998. The owner of the shares represented by this proxy hereby appoints Charles R. Lee and Marianne Drost, or either of them proxies to vote at GTE's Annual Meeting of Shareholders on April 15, 1998 and any adjournments or postponements thereof on matters which may properly come before the Annual Meeting, in accordance with and as more fully described in the Notice of Meeting and Proxy Statement, receipt of which is acknowledged.

THE PROXIES WILL VOTE YOUR SHARES IN ACCORDANCE WITH YOUR DIRECTIONS.

IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

PLEASE SELECT ONE OF THE FOLLOWING OPTIONS:

     / / Vote all proposals in accordance with the Board of Directors' recommendations as indicated on your proxy card and in the proxy statement

     / / Vote each proposal selectively

                              / Submit /

--------------------------------------------------------------------------------

  Copyright (C) 1998 by Boston EquiServe, L.P. and Direct Report Corporation.
                              All rights reserved.

                Internet services provided by Shareholder Direct

[BOSTON EQUISERVE LOGO]

Web Proxy Voting
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GTE Corporation
People Moving Ideas(SM)

               PROXY CONFIRMATION

               PLEASE REVIEW YOUR VOTING INSTRUCTIONS INDICATED BELOW.
               YOU MAY THEN EITHER SUBMIT YOUR VOTE OR REVISE WHAT YOU HAVE ENTERED.

               Vote all proposals in accordance with the Board of Directors' recommendations.

                                   / Submit /  / Revise  /

 -----------------------------------------------------------------------------

  Copyright (C) 1998 by Boston EquiServe, L.P. and Direct Report Corporation.
                              All rights reserved.

                Internet services provided by Shareholder Direct

[BOSTON EQUISERVE LOGO]

Web Proxy Voting
--------------------------------------------------------------------------------

GTE Corporation
People Moving Ideas(SM)

VOTE EACH PROPOSAL SELECTIVELY

Please vote proposals 1 through 3 below by clicking on the box that indicates how you would like your shares voted on each proposal. When you have finished, click on the Submit button at the bottom of the page.

GTE's Directors recommend a vote "FOR" proposals 1 and 2.

1.   Election of Directors:

     NOMINEES:

     Edwin L. Artzt
     Kent B. Foster
     Sandra O. Moose
     Russell E. Palmer
     Robert D. Storey

     / / Vote For All Nominees
     / / Vote Withheld from all Nominees
     / / Withhold Selectively

     ---------------------------------------------------------------------------
     Place a check mark next to each nominee from whom you would like to WITHHOLD your vote.

     / / Edwin L. Artzt

     / / Kent B. Foster

     / / Sandra O. Moose

     / / Russell E. Palmer

     / / Robert D. Storey

     ---------------------------------------------------------------------------

2.   Ratification of appointment of auditors

     / / For

     / / Against

     / / Abstain

     ---------------------------------------------------------------------------

GTE's Directors recommend a vote "AGAINST" proposal 3.

3.   Report on foreign military sales

     / / For

     / / Against

     / / Abstain

     ---------------------------------------------------------------------------

                         / Submit /  / Revise Ballot /

-----------------------------------------------------------------------------

  Copyright (C) 1998 by Boston EquiServe, L.P. and Direct Report Corporation.
                              All rights reserved.

                Internet services provided by Shareholder Direct

[BOSTON EQUISERVE LOGO]

Web Proxy Voting
--------------------------------------------------------------------------------

GTE Corporation

People Moving Ideas(SM)


               PROXY CONFIRMATION

               PLEASE REVIEW YOUR VOTING INSTRUCTIONS INDICATED BELOW. YOU MAY THEN EITHER SUBMIT YOUR VOTING INSTRUCTIONS OR REVISE WHAT YOU HAVE ENTERED.

               PROPOSAL 1.    Election of Directors:

                              Vote FOR all Nominees

                              --------------------------------------------------

               PROPOSAL 2.    Ratification of appointment of auditors

                              FOR

                              --------------------------------------------------

               PROPOSAL 3.    Report on foreign military sales

                              AGAINST

                              --------------------------------------------------

                              / Sumit /  / Revise  /

-----------------------------------------------------------------------------

  Copyright (C) 1998 by Boston EquiServe, L.P. and Direct Report Corporation.
                              All rights reserved.

                Internet services provided by Shareholder Direct

[BOSTON EQUISERVE LOGO]

Web Proxy Voting
--------------------------------------------------------------------------------

GTE Corporation

People Moving Ideas(SM)

               THANK YOU FOR VOTING YOUR PROXY.

               Please check any of the following that apply:

               1. I plan to attend the Annual Meeting. / /

               2. Please discontinue duplicate mailings. / /

               3. Please change my address.

                    My new address is...

                    /                             /


               4. I have the following comments:

                    My comments are...

                    /                            /


               5. If you would like to receive an email confirmation of your vote, please enter your email address:

                    /                            /

                                       / Submit /


-----------------------------------------------------------------------------

  Copyright (C) 1998 by Boston EquiServe, L.P. and Direct Report Corporation.
                              All rights reserved.

                Internet services provided by Shareholder Direct

[BOSTON EQUISERVE LOGO]

Web Proxy Voting
--------------------------------------------------------------------------------

GTE Corporation

People Moving Ideas(SM)



          [EXCLAMATION POINT GRAPHIC]

          THANK YOU FOR YOUR PARTICIPATION.

   IF YOU WISH TO CHANGE YOUR VOTING INSTRUCTIONS, PLEASE VOTE AGAIN. OUR SYSTEM WILL AUTOMATICALLY COUNT ONLY YOUR LAST VOTE.

                    Return to Boston EquiServe's Proxy Page.
                                                 -----------

-----------------------------------------------------------------------------

  Copyright (C) 1998 by Boston EquiServe, L.P. and Direct Report Corporation.
                              All rights reserved.

                Internet services provided by Shareholder Direct

                    GTE CORPORATION TELEPHONIC PROXY SCRIPT

TOPIC CODE:    1030
DESCRIPTION:   Control Number Entry
VOICE ARTIST:  Male
MESSAGE:       Welcome to Shareholder Direct Telephone Proxy. Please be assured that your telephone-based vote is strictly confidential. (PAUSE)
               Please use your telephone key pad to enter your thirteen-digit control number found in the lower left portion of your proxy card.

TOPIC CODE:    9999
MESSAGE:       GTE Corporation

TOPIC CODE:    9997
DESCRIPTION:   Initial Instructions
VOICE ARTIST:  Female
MESSAGE:       This telephonic proxy is solicited by GTE's Board for the Annual
               Meeting of Shareholders on April 15, 1998. You, as owner of the shares represented by this proxy, hereby appoint Charles R. Lee and Marianne Drost, or either of them, Proxies to vote at the Annual Meeting, and any adjournments or postponements thereof, on matters which may properly come before the Annual Meeting, in accordance with and as more fully described in the Notice of Meeting and Proxy Statement. By voting your proxy by phone you acknowledge receipt of the notice of meeting and Proxy
               Statement. The Proxies will vote your shares as you direct on this call. (Pause)
               You are now ready to vote your shares. GTE's Board of Directors recommends a vote for proposal 1, the election of Directors and proposal 2, the ratification of Auditors, and against proposal 3 as listed on your proxy card.

TOPIC CODE:    2000
DESCRIPTION:   Vote All
VOICE ARTIST:  Male
MESSAGE:       To vote your proxy in accordance with the Board of Directors'
               recommendations, please press 1. To vote on each issue separately, press 2.

TOPIC CODE:    2010
DESCRIPTION:   Confirm Vote - All In Favor of Management
VOICE ARTIST:  Female
MESSAGE:       You have chosen to vote your proxy in accordance with the Board of Directors' recommendations.

TOPIC CODE:    2020
DESCRIPTION:   Confirm Vote - Vote Proxy Selectively
VOICE ARTIST:  Female
MESSAGE:       You have chosen to vote on each proposal separately.

TOPIC CODE:    3001
DESCRIPTION:   Director Election [Withhold Selectively]
VOICE ARTIST:  Male
MESSAGE:       You will now vote for the Directors: To accept all of the
               Nominees, press 1. To withhold your vote from all of these Nominees, press 2. To withhold your vote from only some of the nominees, press 3.

TOPIC CODE:    3010
DESCRIPTION:   Confirm Vote - Accept All
VOICE ARTIST:  Female
MESSAGE:       You have chosen to elect all of the Nominees.

TOPIC CODE:    3020
DESCRIPTION:   Confirm Vote - Withhold All
VOICE ARTIST:  Female
MESSAGE:       You have chosen to withhold your vote from all of the Nominees.

TOPIC CODE:    3030
DESCRIPTION:   Confirm Vote - Withhold Selectively
VOICE ARTIST:  Female
MESSAGE:       You have chosen to vote on a per Nominee basis.

TOPIC CODE:    3100
DESCRIPTION:   Individual Director Election - Instructions
VOICE ARTIST:  Female
MESSAGE:       Proposal 1. Election of Directors. Please vote for the following individuals on a per Nominee basis. After hearing the name, you may choose to accept, or you may choose to withhold your vote from the Nominee.

TOPIC CODE:    3160
DESCRIPTION:   Please consider
VOICE ARTIST:  Female
MESSAGE:       Please consider nominee . . . .

TOPIC CODE:    3101
MESSAGE:       Edwin L. Artst

TOPIC CODE:    3102
MESSAGE:       Kent B. Foster

TOPIC CODE:    3103
MESSAGE:       Sandra O. Moose

TOPIC CODE:    3104
MESSAGE:       Russell E. Palmer

TOPIC CODE:    3105
MESSAGE:       Robert D. Storey

TOPIC CODE:    3170
DESCRIPTION:   Accept or Withhold Menu
VOICE ARTIST:  Male
MESSAGE:       To vote for this Nominee as a director, press 1. To withhold your vote from this Nominee, press 2.

TOPIC CODE:    3171
DESCRIPTION:   Confirm Vote - Accept
VOICE ARTIST:  Female
MESSAGE:       You have chosen to vote for ...

TOPIC CODE:    3172
DESCRIPTION:   Confirm Vote - Withhold
VOICE ARTIST:  Female
MESSAGE:       You have chosen to withhold your vote from ...

TOPIC CODE:    4003
DESCRIPTION:   Appointment of Auditors
VOICE ARTIST:  Male
MESSAGE:       Proposal 2. Ratification of appointment of auditors.

TOPIC CODE:    4004
DESCRIPTION:   Foreign Military Sales
VOICE ARTIST:  Male
MESSAGE:       Proposal 3. Report on foreign military sales.

TOPIC CODE:    4043
DESCRIPTION:   Voting Issues Menu (Without the Terminate Option)
VOICE ARTIST:  Male
MESSAGE:       To vote for, press 1. To vote against, press 2. To abstain, press 3.

TOPIC CODE:    4051
DESCRIPTION:   Confirm Vote - For
VOICE ARTIST:  Female
MESSAGE:       You have chosen to vote for this proposal.

TOPIC CODE:    4052
DESCRIPTION:   Confirm Vote -
VOICE ARTIST:  Female
MESSAGE:       You have chosen to vote against this proposal.

TOPIC CODE:    4053
DESCRIPTION:   Confirm Vote -
VOICE ARTIST:  Female
MESSAGE:       You have chosen to abstain from voting on this proposal.

TOPIC CODE:    1590
DESCRIPTION:   If this is correct . . . .
VOICE ARTIST:  Male
MESSAGE:       If this is correct, press 1. If this is not correct press 2.

TOPIC CODE:    9998
DESCRIPTION:   Closing Comments
VOICE ARTIST:  Female
MESSAGE:       If you plan to attend the Annual Meeting, change your mailing address, discontinue duplicate mailings, or make comments please call 1-800-225-5160. (Pause)
               Thank you for your interest in GTE and for voting your shares.
               Remember since you have voted your proxy telephonically, there is no need to return your Proxy Card. If you would like to change your vote, please call back and follow the instructions provided. Our system will count only your last vote.

TOPIC CODE:    1600
DESCRIPTION:   Thank You And Good-bye
VOICE ARTIST:  Female
MESSAGE:       Thank-you for participating. Good Bye.